BAYVIEW FINANCIAL
MORTGAGE PASS-THROUGH TRUST 2007-A

Mortgage Pass-Through Certificates, Series 2007-A

$[470,391,000]
(Approximate)

Subject to Revision

April 10, 2007 - Free Writing Prospectus

The issuer has filed or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer free-writing prospectus with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at www.bfbaseprospectus.com. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from either (i) Bayview Financial, L.P., 4425 Ponce de Leon Blvd., 5th Floor, Coral Gables, FL 33146; Attn: Structured Finance or by calling (800) 457-5104, Attention: Jason Somerville, or (ii) J.P. Morgan Securities Inc. by calling 212-834-4154 collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities. This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

NONE OF BAYVIEW FINANCIAL SECURITIES COMPANY, LLC OR ANY OF ITS AFFILIATES PREPARED, PROVIDED, APPROVED OR VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS, ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY BAYVIEW FINANCIAL SECURITIES COMPANY, LLC OR ITS AFFILIATES.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the nondelivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

Copyright 2007 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

STATIC POOL INFORMATION

The content of the website http://www.bfstaticpools.com will be updated prior to the Pricing Date of the Offered Securities to comply with the requirements of Item 1105 of Regulation AB under the Securities Act of 1933.

New Issue Free Writing Prospectus

$[470,391,000]
(Approximate)

BAYVIEW FINANCIAL

MORTGAGE PASS-THROUGH TRUST 2007-A
Mortgage Pass-Through Certificates,
SERIES 2007-A

Preliminary Term Sheet

Bayview Financial Securities Company, LLC
Depositor

Wells Fargo Bank, N.A.
Master Servicer

U.S. Bank National Association
Trustee

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES (“CURRENT BALANCES”) AS OF MARCH 1, 2007 (THE “STATISTICAL CALCULATION DATE”) UNLESS OTHERWISE INDICATED.
As of the statistical calculation date, the mortgage loans consisted of two pools (each a “Mortgage Pool”) of first lien, fully amortizing and balloon, fixed and adjustable rate, mortgage loans secured by residential properties.

Free Writing Prospectus for BAYV 2007-A

JPMorgan Contact List

Mortgage Backed Securities			Syndicate/Sales Desk
Origination:	Stanley Labanowski	(212) 834-9312	Andrew Cherna	(212) 834-4154
	Matthew Wong	(212) 834-5709	Randall Outlaw	(212) 834-4154
	Ekaterina Fayn	(212) 834-9112	Melissa Traylor	(212) 834-4154
	Rifat Chowdhury	(212) 834-5873

Structuring:	Steven Wang	(212) 834-5833

Trading:	Matthew Cherwin	(212) 834-4154
	Peter Basso	(212) 834-3720

Rating Agency Contacts
Standard & Poor’s
Waqas Shaikh	(212) 438-6318

Moody’s
Wioletta Frankowicz	(212) 553-1019

Fitch
Michele Patterson	(212) 908-0779
Marissa Kimmel	(212) 908-0343

Please Direct All Questions to the Syndicate Desk (212)834-4154 Matthew Cherwin Andy Cherna Randall Outlaw Melissa Traylor

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Bond Summary
$[470,391,000]
(Approximate, Subject to +/- 10% Variance)
 Bayview Financial Mortgage Pass-Through Trust 2007-A
Mortgage Pass-Through Certificates, Series 2007-A
Senior / Subordinate REMIC Certificates

Class	Approximate Size ($)	Initial Coupon (1)	Est.WAL (yrs.) Call/Mat (2)	Prin. Window (Mths.) Call/Mat (2)	Approx. Initial C/E (3)	Approx. Targeted C/E (4)	Legal Final Maturity(12)	Expected Ratings (5) Moody’s/S&P/Fitch
A-IO	(6)	Variable	1.29 / 1.29	1-30 / 1-30	15.15%	16.10%	10/2009	Aaa/AAA/AAA
1-A1	$97,625,000	[ ]%	1.00 / 1.00	1-25 / 1-25	15.15%	16.10%	4/2037	Aaa/AAA/AAA
1-A2	$47,831,000	[ ]%	3.00 / 3.00	25-52 / 25-52	15.15%	16.10%	4/2037	Aaa/AAA/AAA
1-A3	$10,977,000	[ ]%	4.96 / 4.96	52-68 / 52-68	15.15%	16.10%	4/2037	Aaa/AAA/AAA
1-A4	$19,554,000	[ ]%	7.94 / 9.61	68-106 / 68-203	15.15%	16.10%	4/2037	Aaa/AAA/AAA
1-A5(7)	$19,554,000	[ ]%	6.51 / 6.61	37-106 / 37-201	15.15%	16.10%	4/2037	Aaa/AAA/AAA
2-A1	$51,125,000	1mL+[ ]%	1.00 / 1.00	1-25 / 1-25	15.15%	16.10%	4/2037	Aaa/AAA/AAA
2-A2	$26,290,000	1mL+[ ]%	3.00 / 3.00	25-51 / 25-51	15.15%	16.10%	4/2037	Aaa/AAA/AAA
2-A3	$28,035,000	1mL+[ ]%	6.97 / 8.00	51-106 / 51-229	15.15%	16.10%	4/2037	Aaa/AAA/AAA
2-A4	$105,450,000	1mL+[ ]%	3.09 / 3.36	1-106 / 1-229	15.15%	16.10%	4/2037	Aaa/AAA/AAA
M-1	$23,950,000	1mL+[ ]%	5.99 / 6.63	37-106 / 37-229	10.15%	11.10%	4/2037	Aa2/AA/AA
M-2	$7,190,000	1mL+[ ]%	5.99 / 6.63	37-106 / 37-229	8.65%	9.60%	4/2037	Aa3/AA-/AA-
M-3	$12,210,000	1mL+[ ]%	5.99 / 6.63	37-106 / 37-229	6.10%	7.05%	4/2037	A2/A/A
M-4	$5,750,000	1mL+[ ]%	5.99 / 6.63	37-106 / 37-229	4.90%	5.85%	4/2037	A3/A-/A-
B-1	$5,030,000	1mL+[ ]%	5.99 / 6.63	37-106 / 37-229	3.85%	4.80%	4/2037	Baa1/BBB+/BBB+
B-2	$4,790,000	1mL+[ ]%	5.99 / 6.63	37-106 / 37-229	2.85%	3.80%	4/2037	Baa2/BBB/BBB
B-3 (8)	$5,030,000	1mL+[ ]%	Not Offered Hereby		1.80%	2.75%	4/2037	Baa3/BBB-/BBB-
X (8) (9)	Not Offered Hereby							NR
P (8) (10)	Not Offered Hereby							NR
R (8) (11)	Not Offered Hereby							NR
RL(8)(11)	Not Offered Hereby							NR

(1)
Each class of Senior Certificates, other than the Class A-IO Certificates, and each class of Subordinate Certificates, is subject to the applicable Available Funds Cap, as described on pages 15 and 16. Following the first distribution date on which the 10% Optional Call may be exercised, the coupon on any class of Group 1 Senior Certificates will equal the Initial Coupon for such class plus 0.50%, and the margin on any class of Group 2 Senior Certificates and the Subordinate Certificates will equal 1.5 times the initial margin for such class. One Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date. The Class A-IO Certificates will have a coupon as described on page 26.

(2)
The weighted average lives (“WAL”) and Principal Window assume prepayments occur at 21% CPR and the certificates pay on the 28th of each month beginning in May 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date. The principal window for the Class A-IO represents distributions of interest only.

(3)
Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The initial O/C amount on the Closing Date will equal approximately 1.80% of the Cut-off Date aggregate pool balance. Rating levels are subject to final approval.

(4)	Assumes O/C has increased from approximately 1.80% to the O/C Target, which will be 2.75% of the aggregate pool balance as of the Cut-off Date.

(5)	Ratings are subject to final rating agency approval.

(6)
The Class A-IO Certificates will be entitled to receive distributions in respect of interest based on a variable rate and notional amount. The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in October 2009 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero, as described on page 26. The Class A-IO Certificates will not be entitled to distributions in respect of principal.

(7)
The Class 1-A-5 Certificates are not expected to receive accelerated payments of principal to the same extent as the other senior certificates because principal distributions with respect to this class will not be made until the Distribution Date in May 2010, unless the other Group 1 Senior Certificates have been retired.

(8)	The Class B-3, X, P, R and RL Certificates are not offered hereby.

(9)
The Class X Certificates represent the entitlement to certain remaining cash flows in respect of the Mortgage Loans, the interest rate swap agreement, and the interest rate cap agreement, following payment of principal and interest in respect of the Senior Certificates and Subordinate Certificates, interest rate swap, and the Class P Certificates, as described herein.

(10)	The Class P Certificates are entitled to all prepayment penalty distributions.

(11)	The Class R and RL Certificates are non-economic REMIC tax residuals.

(12)
The legal final maturity date was determined to occur in the calendar month that is 30 years following the closing date for each class of the Senior Certificates and Subordinate Certificates, except the Class A-IO Certificates. The legal final maturity date for the Class A-IO Certificates is the 30th Distribution Date.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

OVERVIEW

•
Bayview Financial Mortgage Pass-Through Trust 2007-A Mortgage Pass-Through Certificates, Series 2007-A is a mortgage-backed securitization. The Mortgage Loans will have been sold by Bayview Financial, L.P. (the “Sponsor”) and Bayview Financial Property Trust II to Bayview Financial Securities Company, LLC (the “Depositor”). The Depositor will sell the Mortgage Loans and other assets to the Trustee. On the Closing Date, the Trustee will issue REMIC Certificates.

•
Certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of fixed and adjustable rate, first lien, fully amortizing and balloon, residential loans, as described in detail on page 35.

•
As of the Statistical Calculation Date, the Mortgage Loans had an aggregate stated principal balance of approximately $479,012,630 and were comprised of approximately (i) 51.54% ($246,885,752) fixed-rate mortgage loans and (ii) 48.46% ($232,126,879) adjustable-rate mortgage loans.

•
The Mortgage Loans will be divided into two pools (“Pool 1” and “Pool 2”, each a “Mortgage Pool”). Pool 1 and Pool 2 will represent approximately 48.11% and 51.89%, respectively, of the Mortgage Loans.

•
Pool 1 will consist of: (i) fixed-rate mortgage loans with gross rates greater than 5.80% (approximately 95.27% of the pool 1 mortgage loans) and (ii) adjustable-rate mortgage loans with more than sixty months remaining until the next rate adjustment date (approximately 4.73% of the pool 1 mortgage loans)

•
Pool 2 will consist of: (i) adjustable-rate mortgage loans with sixty or fewer months remaining until the next rate adjustment date (approximately 89.00% of the pool 2 mortgage loans) and (ii) any fixed-rate mortgage loan with a gross rate less than or equal to 5.80% (approximately 11.00% of the pool 2 mortgage loans)

•
The loan population for each of Pool 1 and Pool 2 may differ on the Closing Date from their respective populations as described herein, as a result of a recalculation of the months remaining until the next rate adjustment date.

•	The Senior Certificates identified with a “1-” in their class designation will receive distributions of interest and principal based primarily on collections from the Pool 1 mortgage loans.

•	The Senior Certificates identified with a “2-” in their class designation will receive distributions of interest and principal based primarily on collections from the Pool 2 mortgage loans.

•
The Class A-IO Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 (the “Subordinate Certificates”) will receive distributions based on collections from both Mortgage Pools.

•
Limited Cross-Collateralization: If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the Mortgage Loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates.

•	The trust will feature a 10% Optional Call.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

CERTIFICATES

•	The Trust will issue

o	Ten classes of senior certificates (the “Senior Certificates”):

▪	the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, and Class 1-A5 Certificates (the “Fixed-Rate Certificates”, the “Group 1 Senior Certificates” or the “Group 1 Certificates”),

▪
the Class 2-A1, Class 2-A2, Class 2-A3, and Class 2-A4 Certificates (the “Senior LIBOR Certificates”, the “Group 2 Senior Certificates” or the “Group 2 Certificates”, and, together with the Fixed-Rate Certificates, the “Class A Certificates”), and

▪
the Class A-IO Certificates. The Class A-IO Certificates will not have a class principal balance and will not be entitled to payments of principal. Interest will accrue on the Class A-IO for 30 months based on a scheduled, variable notional amount comprised of two components “A-IO(1)” and “A-IO(2)” that will accrue interest based on scheduled, variable rates, as described herein.

o
Seven classes of subordinate certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates (the “Subordinate Certificates,” and, together with the Senior LIBOR Certificates, the “LIBOR Certificates”).

o
Three classes of residual certificates: the Class X Certificates, which will be entitled to releases of excess interest, as described below under Interest Payment Priority and Supplemental Interest Trust Payment Priority, and the Class R and Class RL non-economic REMIC tax residuals.

o	The Class P Certificates, which are entitled to distributions in respect of prepayment penalties.

•
In addition to the Mortgage Loans, the assets of the trust fund will include an interest rate cap agreement pursuant to a 10-year schedule whereby the cap provider will be required to make monthly payments to the trust from May 2007 through April 2017 if one-month LIBOR moves above certain specified strike rates, as described on pages 16 and 25. The interest rate cap agreement is intended to partially mitigate the amount of basis risk shortfalls experienced by the Fixed-Rate Certificates and the LIBOR Certificates due to the application of the applicable Available Funds Cap.

•
Each class of Senior Certificates and Subordinate Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust. The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. The Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement with [ ], as Swap Counterparty. Under the interest rate swap agreement, one business day prior to each Distribution Date, beginning in May 2007 and ending in April 2011, the Supplemental Interest Trust will be obligated to make payments to the Swap Counterparty if one month LIBOR (as determined under the interest rate swap agreement) is less than or equal to [4.970]%, and the Swap Counterparty will be obligated to make payments to the Supplemental Interest Trust if one month LIBOR is greater than [4.970]%, in each case calculated on the Swap Notional Amount for such Distribution Date, as described on page 17.

CREDIT ENHANCEMENT

•
Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) a Reserve Fund, and (4) Subordination. Excess Interest is described on page 34.

•
Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

STRUCTURE

PRINCIPAL

•
Subordinate Certificates will be locked-out from distributions of principal until the earlier of (1) the Distribution Date in May 2010 and (2) the date on which the Class A Certificates have been reduced to zero.

•
On or after the Stepdown Date, provided a Trigger Event (as described on page 12) is not in effect, principal will be distributed to the Class A and Subordinate Certificates pro rata, as described on pages 23 through 24 in reduction of their respective class principal balances to the Target O/C Amount for that Distribution Date until reduced to zero.

INTEREST

•	Each class of Group 1 Certificates will accrue interest at a fixed rate, subject to the Pool 1 Available Funds Cap.

•	Each class of Group 2 Certificates will accrue interest at the rate of One Month LIBOR plus a specified margin, subject to the Pool 2 Available Funds Cap.

•	Each class of Subordinate Certificates will accrue interest at the rate of One Month LIBOR plus a specified margin, subject to the Subordinate Available Funds Cap.

•	Following the first distribution date on which the 10% Optional Call may be exercised,

o	the coupon on each Class of the Fixed-Rate Certificates will equal 0.50% plus the initial rate for such Class

o	the margin on each Class of the LIBOR Certificates will equal 1.5 times the initial margin for such Class

•	Basis risk shortfalls will be paid on future Distribution Dates with interest, to the extent of funds available.

Subordination of Class M and B Certificates

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

SUMMARY OF TERMS
Issuing Entity:	Bayview Financial Mortgage Pass-Through Trust 2007-A
Sponsor:	Bayview Financial, L.P., “BFLP”
Sellers:	Each of Bayview Financial, L.P., and Bayview Financial Property Trust II
Offered Certificates:
Class A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, 2-A4, M-1, M-2, M-3, M-4, B-1, and B-2 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue the Class B-3, X, P, R and RL Certificates.

Senior Certificates:The Class A-IO and Class A Certificates.
Subordinate Certificates:The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates.
Fixed-Rate Certificates:The Class 1-A1, 1-A2, 1-A3, 1-A4, and 1-A5 Certificates.
Non-Accelerated Senior
Certificates:The Class 1-A5 Certificates.
Senior LIBOR Certificates:The Class 2-A1, 2-A2, 2-A3, and 2-A4 Certificates.
LIBOR Certificates:The Senior LIBOR Certificates and the Subordinate Certificates.
Interest-Only Certificates: Class A-IO Certificates.
Lead Underwriter:	J.P. Morgan Securities Inc.
Co-Underwriters:	Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Depositor:	Bayview Financial Securities Company, LLC
Trustee:	U.S. Bank National Association
Master Servicer:	Wells Fargo Bank, N.A. (the “Master Servicer”)
Servicers:	Manufacturers and Traders Trust Company, Bayview Loan Servicing, LLC, and others to be determined.
Servicing Advances:	The Servicers are required under the servicing agreements to advance delinquent payments of principal and interest on all Mortgage Loans in the trust, to the extent that such advances
Custodian:	U.S. Bank National Association
Cap Counterparty:	[ ]
Swap Counterparty:	[ ]
Cut-off Date:	April 1, 2007.
Statistical Calculation Date:	March 1, 2007.
Expected Pricing Date:	On or about [April 11, 2007]
Expected Closing Date:	On or about [April 18, 2007]
Pricing Prepayment Speed:	21% constant prepayment rate (“CPR”).
Distribution Date:
28th day of each month (or the next business day), commencing in May 2007. For the purposes of determining the month immediately preceding any Distribution Date, the Distribution Date will be deemed to be the 28th day of the month irrespective of whether such day is a business day.

Net Mortgage Rate:	The Net Mortgage Rate with respect to each Mortgage Loan will equal the mortgage rate of such loan less the applicable Aggregate Fee Rate.
Servicing Fee:	Approximately 0.48408% per annum of the aggregate principal balance of the Mortgage Loans, payable monthly.
Master Servicing Fee:	0.0150% per annum of the aggregate pool balance

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS	Free Writing Prospectus for BAYV 2007-A

Trustee Fee:	[0.0050]% per annum of the aggregate pool balance
Custodian Fee:	0.0030% per annum of the aggregate pool balance
Aggregate Fee,
Aggregate Fee Rate:
For each Mortgage Loan, the “Aggregate Fee Rate” is the sum of the applicable servicing fee rate, the master servicing fee rate, the Trustee Fee Rate, the Custodian Fee Rate and the rate of any lender-paid primary mortgage insurance (if any), and the “Aggregate Fee” is the sum of the applicable servicing fee, the master servicing fee, the trustee fee, the custodian fee and the premium rate of any lender-paid primary mortgage insurance (if applicable).

Record Date:
The “Record Date” for each of the Fixed-Rate Certificates for any Distribution Date will be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. The ‘‘Record Date” for the Class A-IO and the LIBOR Certificates for any Distribution Date will be the close of business on the Business Day immediately preceding the related Distribution Date. In the case of the first Distribution Date the Record Date will be the Closing Date for all Fixed-Rate Certificates.

Day Count:
Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on the Fixed-Rate Certificates and the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days for the Class A-IO and LIBOR Certificates and 27 days for the Fixed-Rate Certificates.
Accrual Period:
Interest on the Class A-IO and LIBOR Certificates accrues from the last Distribution Date (or in the case of the first Distribution Date, the Closing Date) through the day preceding the current Distribution Date. Interest on the Fixed-Rate Certificates will accrue for each Distribution Date for the period consisting of the calendar month immediately preceding such Distribution Date.

Accrued Interest:	On the Closing Date, the Class A-IO and LIBOR Certificates will settle flat (without accrued interest), and the Fixed-Rate Certificates will settle with 17 days of accrued interest.
Due Period:
With respect to any Distribution Date, the “Due Period” is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the Prepayment Period is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable servicing agreement).

LIBOR Index:
LIBOR will be determined on the second business day immediately prior to the commencement of the applicable Accrual Period. The LIBOR rate will be equal to the rate for one month United States dollar deposits that appears on the [Telerate Screen Page 3750 or Reuters Screen LIBOR01 as of 11:00 AM, London time], on such LIBOR determination date.

Registration:	The Offered Certificates will be available in book-entry form through DTC.
Minimum Denominations:	LIBOR and Fixed-Rate Certificates: Minimum of $100,000, and multiples of $1 in excess thereof. Class A-IO Certificates: Minimum of $1,000,000 and multiples of $1 in excess thereof.
Clearing:	DTC, Euroclear or Clearstream
SMMEA Eligibility:	The Offered Certificates will not be "mortgage-related securities" for purposes of SMMEA
ERISA Eligibility:
As of the Closing Date, the Senior Certificates will be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions, including, during the term of the Supplemental Interest Trust, satisfaction of the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or some other applicable administrative or statutory exemption. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Certificates. The Subordinate Certificates may only be purchased by plan investors that are life insurance companies that meet the requirements of PTCE 95-60.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Tax Status:	For federal income tax purposes, multiple elections will be made to treat specified portions of the Trust Fund as “real estate mortgage investment conduits” (each, a “REMIC”).
10% Optional Call:
On any Distribution Date beginning on the Optional Call Date, the Master Servicer will, as provided in the Pooling and Servicing Agreement, have the option to purchase the Mortgage Loans and all other property of the Trust Fund at a price equal to the sum of (a) the greater of (1) the aggregate unpaid principal balance of the Mortgage Loans and (2) the fair market value of the Mortgage Loans without regard to accrued interest, (b) interest accrued and unpaid on the Mortgage Loans (not already covered in (1) above), (c) any unpaid servicing advances with respect to the Mortgage Loans, (d) the fair market value of all other property of the Trust Fund and (e) any swap termination payment owed to the Swap Counterparty still unpaid or due as a result of the exercise of the 10% Optional Call.

The “Optional Call Date” is the first Distribution Date on which the aggregate pool balance as of the beginning of the related Due Period is less than 10% of the Cut-off Date aggregate pool balance.
Coupon Step Up:
On each Distribution Date occurring after the Optional Call Date, the margin for any Class of LIBOR Certificates will equal 1.5x the initial margin for such Class, and the coupon for any Class of Fixed-Rate Certificates will equal 0.50% plus the initial coupon for such Class.

Mortgage Loans:
The mortgage loans included in the trust fund will consist of fixed-rate and adjustable-rate, first-lien, mortgage loans ("Mortgage Loans") having an aggregate stated principal balance as of the Statistical Calculation Date of approximately $479,012,630.

•$246,885,752 principal balance of fixed-rate mortgage loans (approximately 51.54%).

•$232,126,879 principal balance of adjustable-rate mortgage loans (approximately 48.46%).

Approximately 3.51% of the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date will be covered by primary mortgage insurance.
.
The Mortgage Loans will be divided into two pools (“Pool 1” and “Pool 2”, each a “Mortgage Pool”). Pool 1 will consist of: (i) fixed-rate mortgage loans with gross rates greater than 5.80% (approximately 95.27% of the pool 1 mortgage loans) and (ii) adjustable-rate mortgage loans with more than sixty months remaining until the next rate adjustment date (approximately 4.73% of the pool 1 mortgage loans). Pool 2 will consist of: (i) adjustable-rate mortgage loans with sixty or fewer months remaining until the next rate adjustment date (approximately 89.00% of the pool 2 mortgage loans) and (ii) any fixed-rate mortgage loan with a gross rate less than or equal to 5.80% (approximately 11.00% of the pool 2 mortgage loans). The loan population for each of Pool 1 and Pool 2 may differ on the Closing Date from their respective populations as described herein, as a result of a recalculation of the months remaining until the next rate adjustment date

Credit Enhancement:	1.Excess Interest
2.Overcollateralization (“O/C”)
3.Reserve Fund
4.Subordination
Group 1 Senior Principal
Distribution Percentage:
The Group 1 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Fixed-Rate Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 1 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Group 2 Senior Principal
Distribution Percentage:
The Group 2 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Senior LIBOR Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 2 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Excess Interest:
The Mortgage Loans will accrue interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and the Aggregate Fees and expenses of the trust fund.

This “Excess Interest” received on the Mortgage Loans each month, together with (1) any available amounts under the interest rate cap agreement and (2) any Net Swap Payments owed to the Supplemental Interest Trust under the swap agreement, and not otherwise allocated, will be available to absorb realized losses on the Mortgage Loans and, to the extent of Excess Interest, to increase and maintain O/C to required levels.

To the extent that a Net Swap Payment for such Distribution Date is owed to the Swap Counterparty, Excess Interest will be diminished by such amount for such Distribution Date.

For every Distribution Date, Excess Interest will generally be applied, if necessary, as principal on each Distribution Date in reduction of the class principal balances of the Fixed-Rate Certificates and the LIBOR Certificates, to build and maintain the O/C Amount, as described herein. The amount of Excess Interest will vary over time based on the prepayment and default experience of the Mortgage Loans, changes in the weighted average of the interest rates on the Mortgage Loans due to payments and prepayments, whether the Servicer advances on delinquent Mortgage Loans (including any Mortgage Loans that become non-performing Mortgage Loans), and variations in the underlying indices on the adjustable rate Mortgage Loans.

Excess Cashflow:
Excess Cashflow, for any Distribution Date, equals the sum of (1) Excess Interest, (2) the O/C Release Amount and (3) any amounts remaining after distribution of the Principal Distribution Amount for each Mortgage Pool.

Overcollateralization:
On the Closing Date, the total principal balance of the Mortgage Loans is expected to exceed the total principal balance of the Fixed-Rate Certificates and the LIBOR Certificates by approximately $8,621,630 or approximately 1.80% of the Cut-off Date aggregate pool balance. This condition is referred to as "Overcollateralization” or “O/C”.

.
Excess Interest will be used to reduce the principal balances of the Senior Certificates and Subordinate Certificates in order to reduce the total principal balance of the Senior Certificates and Subordinate Certificates to the Target O/C Amount, as described below

Target O/C Amount:
The “Target O/C Amount” or “O/C Target” with respect to any Distribution Date prior to the Stepdown Date is equal to 2.75% of the Cut-off Date aggregate pool balance. On or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, the O/C Target is equal to the greater of (i) 5.50% of the then-current aggregate pool balance and (ii) the “OC Floor”. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the O/C Target will be equal to the O/C Target for the immediately preceding Distribution Date.

Overcollateralization
Floor (“OC Floor”):
The “OC Floor” equals, with respect to any Distribution Date prior to May 2027, the product of (i) 0.50% and (ii) the Cut-off Date aggregate pool balance of the Mortgage Loans. With respect to any Distribution Date on or after May 2027, the greater of (a) the product of (i) 0.50% and (ii) the Cut-off Date aggregate pool balance of the Mortgage Loans and (b) the sum of (i) the aggregate principal balance as of the end of the related Due Period for the Mortgage Loans with a remaining term to maturity as of the Cut-off Date greater than 30 years and (ii) the product of (x) 0.10% and (y) the Cut-off Date aggregate pool balance of the Mortgage Loans.

O/C Release Amount:
The O/C Release Amount with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for both Mortgage Pools for such Distribution Date and (y) the amount, if any, by which (i) the O/C Amount for such date, assuming that 100% of the Principal Remittance Amount for both Mortgage Pools for such date is applied on such date to distribution of principal on the Fixed-Rate Certificates and the LIBOR Certificates, exceeds (ii) the Target O/C Amount for such date.

O/C Amount:
The O/C Amount with respect to any Distribution Date will be equal to the amount, if any, by which (x) the aggregate pool balance for such date exceeds (y) the aggregate class principal balance of the Fixed-Rate Certificates and the LIBOR Certificates after giving effect to distributions on such Distribution Date.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Trigger Event:	A “Trigger Event” will be in effect for any Distribution Date if any of the following 3 events (each as described below) has occurred with respect to that Distribution Date:
1.Delinquency Event;
2.Cumulative Loss Trigger Event; or
3.Subordination Trigger Event.
Delinquency Event:
A "Delinquency Event'' will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds [13.00]%.

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including foreclosures, loans subject to bankruptcy proceeds and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month
Delinquency Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Cumulative Loss Trigger Event:
A "Cumulative Loss Trigger Event'' will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative realized losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (2) the Cut-off Date aggregate pool balance, exceeds the applicable percentages set forth below for that Distribution Date:

Distribution Date	Loss Percentage
May 2010 through April 2011 (Distribution Dates 37 to 48)	[1.70]% for the first month, plus an additional 1/12th of [1.05]% for each month thereafter.
May 2011 through April 2012 (Distribution Dates 49 to 60)	[2.75]% for the first month, plus an additional 1/12th of [0.36]% for each month thereafter.
May 2012 through April 2013 (Distribution Dates 61 to 72)	[3.11]% for the first month, plus an additional 1/12th of [0.14]% for each month thereafter.
May 2013, and thereafter (Distribution Dates 73+)	[3.25]%

Subordination Trigger Event:	A "Subordination Trigger Event'' will have occurred with respect to any Distribution Date if the Enhancement Percentage for any class of Certificates becomes less than the applicable percentage set forth below:

Class	Enhancement Pct (%)
A	32.20%
M-1	22.20%
M-2	19.20%
M-3	14.10%
M-4	11.70%
B-1	9.60%
B-2	7.60%
B-3	5.50%

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Enhancement Percentage:

The "Enhancement Percentage'' for each class of Fixed-Rate Certificates and LIBOR Certificates for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total class principal balance of the Subordinate Certificates that are lower in priority of distribution than that class after giving effect to application of the Principal Distribution Amount for each Mortgage Pool for such Distribution Date, (2) the O/C Amount (which will generally not be less than zero and will be calculated on the basis of the assumption that the Principal Distribution Amount for each Mortgage Pool has been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the aggregate principal balance of the Mortgage Loans.

Stepdown Date:	The "Stepdown Date'' is the latest to occur of:
1.the Distribution Date in May 2010 (37th Distribution Date);
2.the first Distribution Date on which the aggregate principal balance is less than or equal to 50.00% of the Cut-off Date aggregate pool balance; and
3.the first Distribution Date on which the Enhancement Percentage for each class of Certificates equals or exceeds 200% of the applicable target enhancement percentage set forth below:

	Target	200% Target
Class	Enhancement (1) Pct (%)	Enhancement Pct (%)
A	16.10%	32.20%
M-1	11.10%	22.20%
M-2	9.60%	19.20%
M-3	7.05%	14.10%
M-4	5.85%	11.70%
B-1	4.80%	9.60%
B-2	3.80%	7.60%
B-3	2.75%	5.50%

(1)  As described under “Approx. Targeted C/E” in Bond Summary on page 4, which assumes O/C has built to the O/C Target of 2.75% of the Cut-off Date aggregate pool balance. Initial credit support for a class equals (i) the aggregate balance of the certificates subordinate to such class, expressed as a percentage of the total mortgage loan balance, plus (ii) the O/C Target. The O/C amount on the Closing Date will equal approximately 1.80% of the Cut-off Date aggregate pool balance.

Reserve Fund Requirement:	The Reserve Fund Requirement for any Distribution Date will be an amount equal to the greater of (1) zero and (2) the Target O/C Amount for that date minus the O/C Amount for that date.
Reserve Fund:

A Reserve Fund will be created for the benefit of the Fixed-Rate and LIBOR Certificateholders. The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholder, (3) any amounts received under the Cap Agreement for the related Distribution Date and (4) and any remaining amounts on deposit in the supplemental interest trust account as described under “Supplemental Interest Trust Payment Priority” below.

On a monthly basis, interest rate cap payments received under the Cap Agreement will be paid as follows:
1. To pay any unpaid Carryforward Interest on the Fixed-Rate Certificates and the LIBOR Certificates;
2. To pay any current period Realized Losses;
3. To pay any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Fixed-Rate Certificates and the LIBOR Certificates;
4. To pay any Deferred Principal Amounts to the Subordinate Certificates;
5. To pay the Reserve Fund, any remaining amounts up to the Reserve Fund Requirement; and
6. To pay any remaining amounts to the holder of the Class X Certificates. .
ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

After the Distribution Date in April 2017 (the 120th Distribution Date) the Cap Agreement will expire and the Reserve Fund will only be available to the Fixed-Rate and LIBOR Certificateholders to the extent there is a remaining balance in the Reserve Fund.

On a monthly basis, amounts on deposit in the Reserve Fund will be available to absorb portfolio losses. The amount of losses on the Mortgage Loans to the extent these losses exceed (1) Excess Interest, (2) Overcollateralization, and (3) any amounts on deposit in Reserve Fund, will be applied to reduce the principal balance of the class of Subordinate Certificates still outstanding that has the lowest priority, until the principal balance of that class has been reduced to zero.

Subordination of Payments:

Payments of interest and principal (as applicable) will be made to holders of each class of the Senior Certificates and Subordinate Certificates before payments are made to the holders of the Class X, Class R and Class RL Certificates. In addition, Senior Certificates will have a payment priority as a group over other certificates. The Class M-1 Certificates will have a payment priority over the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-2 Certificates will have a payment priority over the Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-3 Certificates will have a payment priority over the Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-4 Certificates will have a payment priority over the Class B-1, Class B-2 and Class B-3 Certificates; the Class B-1 Certificates will have a payment priority over the Class B-2 and Class B-3 Certificates; and the Class B-2 Certificates will have a payment priority over the Class B-3 Certificates. Each class of the Senior Certificates and Subordinate Certificates will have a payment priority over the Class X, Class R and Class RL Certificates.

Principal Distribution Amount:

The Principal Distribution Amount for each Mortgage Pool with respect to any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such Distribution Date minus the O/C Release Amount attributable to such Mortgage Pool (determined on the basis of the Principal Remittance Amount for such Mortgage Pool), if any, for such date.

Principal Remittance Amount:

The Principal Remittance Amount for each Mortgage Pool with respect to any Distribution Date will be equal, in general, to the sum of (i) all principal collected (other than payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, (ii) all prepayments in full or in part received during the applicable Prepayment Period, (iii) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool allocable to principal paid during the related Prepayment Period, and (v) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal and other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from the Interest Remittance Amount for such Mortgage Pool for such Distribution Date.

Interest Remittance Amount:

The Interest Remittance Amount for each Mortgage Pool for any Distribution Date will equal, in general, to the extent provided in the pooling and servicing agreement and the servicing agreements, (a) the sum of (1) all interest collected (other than payaheads) or advanced or otherwise remitted in respect of monthly payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, less (x) the Master Servicing Fee, the applicable Servicing Fee and the rate of any lender-paid primary mortgage insurance (if any) and (y) unreimbursed advances and other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee) for such Mortgage Loans, to the extent allocable to interest, (2) all compensating interest paid by the applicable Servicer with respect to the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, (3) the portion of the purchase price allocable to interest (less unreimbursed advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period due to a breach of a representation or a warranty or a document defect, (4) the portion of any Substitution Amount paid with respect to the Mortgage Loans in such Mortgage Pool, during the related Prepayment Period allocable to interest, (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related prepayment period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, less unreimbursed Advances, to the extent allocable to interest, and other amounts due to the Master Servicer, the Servicers or the Trustee allocable to such Mortgage Pool, and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) any other expenses reimbursable to the Trustee.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Senior Certificates or Subordinate Certificates or be included in Excess Interest.

Current Interest:

Current Interest for any class of Senior Certificates (other than the Class A-IO Certificates), any class of Subordinate Certificates, and any component of the Class A-IO Certificates, for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the related class principal balance or component Notional Amount.

Carryforward Interest:

Carryforward Interest with respect to each class of Senior Certificates (other than the Class A-IO Certificates), any class of Subordinate Certificates, and any component of the Class A-IO Certificates will equal, with respect to any Distribution Date, the amount, if any, by which (i) the sum of (x) Current Interest for such class or component for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such class or component on such immediately preceding Distribution Date.

Compensating Interest:

No servicer or other party to the transaction will be required to make any payment in respect of prepayment interest shortfalls with respect to prepayments in part. The servicers maintain the responsibility to make payments of Prepayment Interest Shortfalls for prepayment in full, generally limited at the servicing fee for the related period. Any such payment by a Servicer is referred to herein as "Compensating Interest'' and is limited, in certain cases. Any prepayment interest shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls'') will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Pool 1 Available Funds Cap:

The "Pool 1 Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Fixed-Rate Certificates, (A)(1)(a) the total amount of interest collected or advanced for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y) the interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate Certificates and the LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

Pool 2 Available Funds Cap:

The "Pool 2 Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Senior LIBOR Certificates, (A)(1)(a) the total amount of interest collected or advanced for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the interest accrued on the Class A-IO(2) Component, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate Certificates and the LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Subordinate Available
Funds Cap:
The "Subordinate Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and each class of Subordinate Certificates, (A)(1)(a) the total of interest collected or advanced for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the total of interest accrued for the related Accrual Period on the Senior Certificates (excluding any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls), divided by (2) the aggregate class principal balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates immediately prior to that Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:

To the extent that, for any Distribution Date, (a) the amount of interest payable to a class of certificates exceeds (b) the amount of interest accrued at its applicable Available Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate (calculated without regard to the applicable Available Funds Cap), before the Class X, Class R and Class RL Certificates are entitled to any distributions.

Cap Agreement:

The holders of the Fixed-Rate Certificates and the LIBOR Certificates will benefit from a series of interest rate cap payments pursuant to a cap agreement (the “Cap Agreement”), which is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate Certificates and the LIBOR Certificates and the weighted average coupon of the fixed-rate Mortgage Loans.

Cap Notional Balance

On each Distribution Date, payments under the Cap Agreement will be made based upon a notional balance, (the “Cap Notional Balance”) initially equal to the sum of the aggregate principal balance of (i) approximately 13% of the Pool 1 Mortgage Loans, (ii) the Pool 2 fixed-rate Mortgage Loans and (iii) any Pool 2 adjustable-rate Mortgage Loan with the number of months to next rate adjustment greater than 48 months and less than or equal to 60 months as of the Cut-off Date. The Cap Notional Balance will decline each month on the basis of assumed principal prepayments at a rate no greater than 18% CPR and the assumption that no defaults or losses occur.

The Cap Agreement will have a strike rate pursuant to the following 10-year schedule:

Distribution Date	Strike Rate	Cap Ceiling
May 2007 through April 2010 (Distribution Dates 1 to 36)	5.32%	N/A
May 2010 through April 2015 (Distribution Dates 37 to 96)	7.32%	12.32%
May 2015 through April 2017 (Distribution Dates 97 to 120)	9.32%	12.32%

During the first three years following the Closing Date, the Senior Certificates and Subordinate Certificates will have some protection against any increases in LIBOR greater than the initial strike rate. Any movement in LIBOR below the initial strike rate +2% will not be covered under the Cap Agreement after the 36th Distribution Date. Beginning on the 37th Distribution Date the Trust will have some protection for the next five years against any increases in LIBOR between the initial strike rate +2% and the initial strike rate +7%, which will represent a 500 basis point corridor of coverage. Any movement in LIBOR below the initial strike rate +4% will not be covered under the Cap Agreement after the 96th Distribution Date. Beginning on the 97th Distribution Date the Trust will have some protection for the next two years against any increases in LIBOR between the initial strike rate +4% and the initial strike rate +7%. This will represent a 300 basis point corridor of coverage.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

On each Distribution Date occurring on or prior to the 120th Distribution Date, the Cap Agreement will have the scheduled notional amounts and strike rates as shown in Annex A. After the 120th Distribution Date the Cap Agreement expires.

Swap Agreement:

Each class of the Senior Certificates and Subordinate Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust. The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. Amounts received under the Swap Agreement are intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate Certificates and the LIBOR Certificates and the weighted average coupon of the adjustable rate Mortgage Loans which are still in their respective initial fixed-rate periods.

The Swap Agreement will terminate immediately following the Distribution Date in April 2011 unless terminated earlier upon the occurrence of a swap default or swap early termination, each as defined in the pooling and servicing agreement (“PSA”).

Under the Swap Agreement, one Business Day prior to each Distribution Date, commencing in May 2007 and ending in April 2011, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount of interest equal to the product of (a) [4.970]% and (b) $100,000,000 (the “Swap Notional Amount”), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than the first period, which is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period), and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount of interest equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement) and (y) the Swap Notional Amount, calculated on the basis of a 360 day year and the actual number of days elapsed in the applicable calculation period. A net swap payment will be required to be made for the related Distribution Date (each such net swap payment, a “Net Swap Payment”) either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

Net Swap Payment:

On any Distribution Date before May 2011, a Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that LIBOR for such Distribution Date is less than [4.970]%, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that LIBOR for such Distribution Date is in excess of [4.970]%.

To the extent that the Supplemental Interest Trust is a receiver of the Net Swap Payment for any Distribution Date, all proceeds will be paid out as illustrated in the Supplemental Interest Trust Payment Priority. To the extent that the Supplemental Interest Trust is a payer of the Net Swap Payment for any Distribution Date, all funds necessary to make the payment to the Swap Counterparty will be taken from first, interest collected or advanced and second, principal collected or advanced from the Mortgage Loans, thereby reducing amounts otherwise available to the Certificateholders.

Swap Notional Amount:
For each Distribution Date on or prior to the Distribution Date in April 2011, the Swap Notional Amount will be equal to $100,000,000. Following the Distribution Date in April 2011 the Swap Notional Amount will be equal to zero.

Note:  Prior to the Distribution Date in May 2011, to the extent that LIBOR relating to any such Distribution Date is less than [4.970]%, a Net Swap Payment will become an obligation of the Supplemental Interest Trust to Swap Counterparty and will reduce amounts otherwise available to the Certificateholders, particularly the Group 2 Certificates and the Subordinate Certificates; as such, the Net Swap Payment, in each case for such Distribution Date, will first reduce the Pool 2 Available Funds Cap and Subordinate Available Funds Cap, as described on pages 15 and 16 above.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Interest-Only Class:

The Class A-IO Certificates are “Interest-Only” Senior Certificates that accrue interest based on their component notional amounts (“Component Notional Amounts”) as described below. The amount payable by the Trustee to the Class A-IO Certificates on any Distribution Date will reduce amounts that would otherwise be available for distribution to holders of the Class A and the Subordinate Certificates.

Class A-IO Components:

Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will be comprised of two components, the ‘‘A-IO(1) Component’’ relating to Pool 1 and the ‘‘A-IO(2) Component’’ relating to Pool 2. The ‘‘Class Notional Amount’’ of the Class A-IO Certificates as of any Distribution Date will equal the sum of the A-IO(1) and A-IO(2) Component Notional Amounts. On each Distribution Date occurring during the periods set forth below, the A-IO(1) Component and the A-IO(2) Component will have the scheduled notional amounts and interest rates as shown in Schedule B.

Class A-IO Notional Amount:

The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in October 2009 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero.

The Component Notional Amount of the Class A-IO(1) Component will be equal to the lesser of (i) the Pool Balance for Pool 1 and (ii) the scheduled notional amount identified in Schedule B. The Component Notional Amount of the Class A-IO(2) Component will be equal to the lesser of (i) the Pool Balance for Pool 2 and (ii) the scheduled notional amount identified in Schedule B.

The holder of a Class A-IO Certificate will not have a severable interest in any component, but rather will have an undivided interest in the entire related class. Any amount of interest distributed in respect of any component for a Class A-IO Certificate will be distributed proportionately to all holders of Certificates of such class.

Interest Rates:

The "Interest Rate'' for each class of Certificates (other than the Class X, Class P, Class R and Class RL Certificates) will be the applicable per annum rate as described below under “Certificate Interest Rates”.

•  The Class P Certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of Mortgage Loans, to the extent such prepayment fees are not payable to the related servicer as additional servicing compensation;

•  The Class X Certificate represents the entitlement to certain remaining cash flows in respect of the Mortgage Loans following payment of interest and principal (where applicable) in respect of the Senior Certificates and Subordinate Certificates, the Class P Certificates and required deposits into the Reserve Account, as described herein.

Certificate Interest Rates:
The Class A-IO Certificates will bear interest at a per annum rate equal to the coupon as described on page 26 under the Class A-IO Components; provided, however, that the coupon on the (A) Class A-IO(1) Component will be equal to the lesser of (1) its scheduled rate and (2) a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for the applicable Distribution Date and (y) 12, and the denominator of which is the A-IO(1) Component Notional Balance for that Distribution Date and (b) Class A-IO(2) Component will be the lesser of (1) its scheduled rate and (2) the Net WAC for pool 2, adjusted for any Net Swap Payments and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) . The Class A-IO will bear interest based on the Component Notional Amounts of its two components as described above. Following the Distribution Date in October 2009 (30th Distribution Date) the Class A-IO will no longer be entitled to distributions of any kind.

The Class 1-A1, 1-A2, 1-A3, 1-A4, and 1-A5 Certificates will each bear interest at a rate equal to the lesser of (x) the initial stated coupon for such Class of Certificates, plus, on any Distribution Date after the Optional Call Date, 0.50%, and (y) the Pool 1 Available Funds Cap.

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

The Class 2-A1, 2-A2, 2-A3, and 2-A4 Certificates will bear interest at a rate equal to the lesser of (x) One-Month LIBOR plus (i) on any Distribution Date on or prior to the Optional Call Date, the initial stated margin for such class, and (ii) on any Distribution Date thereafter, 1.5 times the initial stated margin for such class; and (y) the Pool 2 Available Funds Cap.

The Class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates will bear interest at a rate equal to the lesser of (x) One-Month LIBOR plus (i) on any Distribution Date on or prior to the Optional Call Date, the initial stated margin for such class, and (ii) on any Distribution Date thereafter, 1.5 times the initial stated margin for such class; and (y) the Subordinate Available Funds Cap.

The “Optimal Interest Remittance Amount” will be equal, for each Distribution Date, to (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans.

For any Distribution Date, there will be no delay days on the LIBOR Certificates and interest will accrue on the LIBOR Certificates at their respective Certificate Interest Rates (as described above) from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date, in each case on an Actual/360 basis except for the Class A-IO, which will accrue interest on a 30/360 basis. The Fixed-Rate Certificates will have a 27 day delay and interest will accrue over the calendar month immediately preceding such Distribution Date on a 30/360 basis.

Realized Losses:

If a Mortgage Loan becomes a liquidated loan and the net liquidation proceeds relating thereto and allocated to principal are less than the principal balance on such Mortgage Loan, the amount of such insufficiency is a “Realized Loss”. Realized Losses will, in effect, be absorbed by (1) Excess Interest, (2) reduction of Reserve Fund, (3) reduction of Overcollateralization and (4) reduction of the amounts distributable to the Subordinate Certificates in reverse order of seniority.

Following the reduction of any O/C to zero, all allocable Realized Losses will be applied in reverse sequential order, beginning with the Class B-3 Certificates and ending with the Class M-1 Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

Deferred Principal Amount:

The “Deferred Principal Amount” with respect to each Class of Subordinate Certificates and each Distribution Date will be equal to the amount by which (x) the aggregate of applied Realized Losses previously applied in reduction of the class principal balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (y) the aggregate of amounts previously distributed in reimbursement of such Realized Losses, plus accrued interest.

Class 1-A5 Lockout
Percentage:	The Class 1-A5 Lockout Percentage for any Distribution Date will be equal to the following applicable percentages with respect to such Distribution Date:

Distribution Date	Lockout Pct%
May 2007 through April 2010 (Distribution Dates 1 to 36)	0%
May 2010 through April 2012 (Distribution Dates 37 to 60)	45%
May 2012 through April 2013 (Distribution Dates 61 to 72)	80%
May 2013 through April 2014 (Distribution Dates 73 to 84)	100%
May 2014 and thereafter (Distribution Dates 85+)	300%

ABS Syndicate Desk (212) 834-4154

SUMMARY OF TERMS (Cont.)	Free Writing Prospectus for BAYV 2007-A

Class 1-A5
Principal Payment:
The Class 1-A5 Principal Payment for any Distribution Date will be equal to the product of (i) the Class 1-A5 Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the Class 1-A5 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Fixed-Rate Certificates immediately prior to that Distribution Date and (iii) principal received from the Pool 1 Mortgage Loans allocable to the Fixed-Rate Certificates.

Limited Cross-Collateralization:

If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the Mortgage Loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates, in accordance to the Principal Payment Priority listed below.

Reps and Warrants:

The Sponsor will be obligated to substitute or repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by a documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office. The Sponsor will be required to repurchase any mortgage loan that was more than 59 days delinquent as of the Cut-off Date.

Prospectus:

The Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Complete information with respect to the Certificates and the Mortgage Loans is contained in the Prospectus. Sales of the Certificates may not be consummated unless the purchaser has received the Prospectus.

Mortgage Loan Tables:

The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Statistical Calculation Date. The sum of the columns below may not equal the total indicated due to rounding.

In addition, the Mortgage Loans can be summarized below in four categories based on the following characteristics (see collateral table on page 35 below):

1) A/Alt A
Current mortgage loans that are insured and uninsured with FICO Scores greater than 640. Loans that fall within the A/Alt A category have a maximum of two-times 30 days late over the prior 12 months, and have not been 60 days past due over the prior 12 months, as of the Statistical Calculation Date.

2) Insured	Insured mortgage loans that do not fall within the definition of A/Alt A (as defined above).
3) Sub-Prime	Uninsured mortgage loans that do not fall within the definition of A/Alt A or Insured (as defined above).

NOTE: The information related to the Mortgage Loans described herein is preliminary and is meant to reflect information as of the Statistical Calculation Date. Information related to the Mortgage Loans in the Prospectus will be as of the Cut-off Date. It is expected that on or prior to the Closing Date, unscheduled principal payments will reduce the principal balance of the Mortgage Loans as of the Statistical Calculation Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Senior Certificates and Subordinate Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown on page 4 hereof under “Bond Summary”.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Priority of Distributions

Interest Payment Priority

On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for each Mortgage Pool (and, where specified, amounts received under the Cap Agreement) for such date will be distributed concurrently as follows:

A.
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

1.
To deposit into the supplemental interest trust account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement, to the extent not paid pursuant to clause (B) (1) below;

2.	to pay the Custodian Fee and the Trustee Fee for Pool 1;
3.	to pay Current Interest and Carryforward Interest to the A-IO(1) Component;
4.	to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata;
5.	to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;
6.	to each of class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, current interest due and any Carryforward Interest;
7.
to the Trustee, the Pool 1 allocable portion (based on the applicable pool percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the pooling and servicing agreement;

8.	for application in clause (C) below;

B.
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

1.
To deposit into the supplemental interest trust account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement;

2.	to pay the Custodian Fee and the Trustee Fee for Pool 2;
3.	to pay Current Interest and Carryforward Interest to the A-IO(2) Component;
4.	to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;
5.	to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata,
6.	to each of class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, current interest due and any Carryforward Interest;
7.
to the Trustee, the Pool 2 allocable portion (based on the applicable pool percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the pooling and servicing agreement;

8.	for application in clause (C) below;

C.
On each Distribution Date, Excess Cashflow will be distributed, together with payments (if any) received under the Cap Agreement and amounts (if any) on deposit in the Reserve Fund, in the following order of priority:

1.
to the extent of Excess Interest, for each Distribution Date occurring (x) before the Stepdown Date or (y) on or after the Stepdown Date and for which a Trigger Event is in effect, until the total class principal balance of the Fixed-Rate Certificates and the LIBOR Certificates equals the aggregate pool balance for that Distribution Date minus the related Target O/C Amount, in respect of principal:

(i)
concurrently, to the Group 1 Certificates, and the Group 2 Certificates pro rata, in accordance with the Related Senior Priority, until the class principal balances of each such Class has been reduced to zero; provided that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively;

(ii)	sequentially, to the Class M-1, M-2, M-3, M-4, B-1, B-2, and B-3 Certificates, until the class principal balance of each such Class has been reduced to zero;

2.
to the extent of Excess Interest, for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until the total class principal balance of the Fixed-Rate Certificates and the LIBOR Certificates equals the aggregate pool balance for that Distribution Date minus the related Target O/C Amount, in respect of principal, concurrently, to the Group 1 Certificates and the Group 2 Certificates, in accordance with the Related Senior Priority, and to the Subordinate Certificates, pro rata, until the class principal balances of each such Class has been reduced to zero; provided that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively;

ABS Syndicate Desk (212) 834-4154

Priority of Distributions (Cont.)	Free Writing Prospectus for BAYV 2007-A

3.	to the extent of any amounts received under the Cap Agreement, from the Reserve Fund,

(i)	to the Fixed-Rate Certificates and the LIBOR Certificates, any unpaid Carryforward Interest, in order of priority of distribution of interest;

(ii)	to the Fixed-Rate Certificates and the LIBOR Certificates, in respect of principal, in the order of priority specified in clause (1) or (2), as applicable, above, any loss amount;

(iii)	together with any remaining Excess Interest for that Distribution Date

(a)	to the Fixed-Rate Certificates and the LIBOR Certificates, in order of priority of distribution of interest, any current or unpaid Basis Risk Shortfall;

(b)	to the Subordinate Certificates, in order of seniority, any deferred principal amount;

4.	as provided in the pooling and servicing agreement, any fee payable in connection with the purchase of a substitute Cap Agreement, if any, for that Distribution Date;

5.
to the supplemental interest trust account (limited, with respect to any amounts on deposit in the Reserve Fund, to amounts in excess of the Reserve Fund Requirement after giving effect to any withdrawals from the Reserve Fund on such date), any swap termination payment due to a default on the part of the Swap Counterparty;

6.
to the supplemental interest trust account (limited, with respect to any amounts on deposit in the Reserve Fund, to amounts in excess of the Reserve Fund Requirement after giving effect to any withdrawals from the Reserve Fund on such date), for distribution pursuant to priority (10) under Supplemental Interest Trust Payment Priority; and

7.	to the residual certificates, as provided in the pooling and servicing agreement, any remaining amount.

Supplemental Interest Trust Payment Priority

On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), all payments due under the interest rate swap agreement and any swap termination payment (other than swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the interest rate swap agreement will generally be distributed in the following order of priority after making payments described under Interest Payment Priority above:
1.	to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the interest rate swap agreement;
2.	to pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;
3.	to the Fixed-Rate Certificates and the LIBOR Certificates, any unpaid Carryforward Interest, in order of priority of distribution of interest;
4.
to the Fixed-Rate Certificates and the LIBOR Certificates, in respect of principal, in the order of priority specified in clause (C) (1) or (C) (2), of Interest Payment Priority, as applicable, above, any loss amount;

5.	to the Fixed-Rate Certificates and the LIBOR Certificates, in order of priority of distribution of interest, any current or unpaid Basis Risk Shortfall;
6.	to the Subordinate Certificates, in order of seniority, any deferred principal amount;
7.	if applicable, for application to the purchase of a replacement interest rate swap agreement;
8.	to the Reserve Fund, any amounts necessary to achieve the Reserve Fund Requirement;
9.	to pay to the Swap Counterparty, any swap termination payment to the extent the termination is due to a default on the part of the Swap Counterparty; and
10.	any remaining funds remaining on deposit in the Supplemental Interest Trust will be distributed to the Class X Certificates.
Following the Distribution Date in April 2011 the Swap Notional Amount will be equal to zero.

Principal Payment Priority

Distributions of principal on the Fixed-Rate Certificates and the LIBOR Certificates will be made on each Distribution Date in an aggregate amount equal to the Principal Distribution Amount for each Mortgage Pool for such Distribution Date. The Class A-IO Certificates will not be entitled to receive any distributions of principal. To the extent that any Net Swap Payments owed by the Supplemental Interest Trust to the Swap Counterparty cannot be covered by interest received or advanced from the Mortgage Loans, principal available for payment to the Certificateholders, particularly to the Certificateholders of the Group 2 Certificates and the Subordinate Certificates, will be reduced to the extent necessary to fulfill the obligations to the Swap Counterparty.

ABS Syndicate Desk (212) 834-4154

Priority of Distributions (Cont.)	Free Writing Prospectus for BAYV 2007-A

The Fixed-Rate Certificates will be allocated principal primarily from the Pool 1 Mortgage Loans. The Senior LIBOR Certificates will be allocated principal primarily from the Pool 2 Mortgage Loans. The Subordinate Certificates will be allocated principal from all the Mortgage Loans.

The Fixed-Rate Certificates and Senior LIBOR Certificates will receive principal in the following order of priority (the "Related Senior Priority")

A. To the Fixed-Rate Certificates, Pool 1 principal will be allocated sequentially as follows:
1.	To the Class 1-A5 Certificates, up to the Class 1-A5 Principal Payment;
2.	To pay the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5, in that order, until reduced to zero;

B. To the Senior LIBOR Certificates, Pool 2 principal will be allocated concurrently, pro rata, to clauses 1. and 2. below, as follows:
1.	to pay the Class 2-A1, Class 2-A2, and Class 2-A3, in that order, until reduced to zero;
2.	to pay the Class 2-A4 Certificates, until reduced to zero;

I. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, the Principal Distribution Amount will be distributed concurrently, as follows:

A. Pool 1. Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:
1.
To the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority or from the Principal Distribution Amount from Pool 2);

2.	to the Fixed-Rate Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
3.	to the Senior LIBOR Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
4.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.	for application pursuant to priority clause (C) of Interest Payment Priority on page 21.

B. Pool 2. Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

1.
To the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority);

2.	to the Senior LIBOR Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
3.	to the Fixed-Rate Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
4.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.	for application pursuant to priority clause (C) of Interest Payment Priority on page 21.

II. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed as follows:
1.
From the Principal Distribution Amount for Pool 2, to the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority);

2.
From the Principal Distribution Amount for Pool 1, to the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority or pursuant to priority clause 1. above);

ABS Syndicate Desk (212) 834-4154

Priority of Distributions (Cont.)	Free Writing Prospectus for BAYV 2007-A

3.
concurrently, to the Fixed-Rate Certificates, as a group, the Senior LIBOR Certificates, as a group and the Subordinate Certificates, pro rata, in reduction of their respective principal balances, until their principal balances have been reduced to zero; provided that distributions between the Fixed-Rate Certificates and the Senior LIBOR Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority; and

4.	To the Certificates in accordance with clause (C) of the “Interest Payment Priority” section above on page 21.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Annex A: Schedule of Cap Agreement

Dist Period	Notional ($)	Strike (%)	Corridor (%)
1	$88,266,080.71	5.32%	N/A
2	$86,818,377.25	5.32%	N/A
3	$85,394,418.41	5.32%	N/A
4	$83,993,814.75	5.32%	N/A
5	$82,616,183.21	5.32%	N/A
6	$81,261,147.01	5.32%	N/A
7	$79,928,335.55	5.32%	N/A
8	$78,617,384.31	5.32%	N/A
9	$77,327,934.74	5.32%	N/A
10	$76,059,634.18	5.32%	N/A
11	$74,812,135.77	5.32%	N/A
12	$73,585,098.30	5.32%	N/A
13	$72,378,186.19	5.32%	N/A
14	$71,191,069.34	5.32%	N/A
15	$70,023,423.10	5.32%	N/A
16	$68,874,928.10	5.32%	N/A
17	$67,745,270.24	5.32%	N/A
18	$66,634,140.55	5.32%	N/A
19	$65,541,235.15	5.32%	N/A
20	$64,466,255.13	5.32%	N/A
21	$63,408,906.48	5.32%	N/A
22	$62,368,900.03	5.32%	N/A
23	$61,345,951.33	5.32%	N/A
24	$60,339,780.60	5.32%	N/A
25	$59,350,112.67	5.32%	N/A
26	$58,376,676.86	5.32%	N/A
27	$57,419,206.94	5.32%	N/A
28	$56,477,441.04	5.32%	N/A
29	$55,551,121.59	5.32%	N/A
30	$54,639,995.25	5.32%	N/A
31	$53,743,812.82	5.32%	N/A
32	$52,862,329.21	5.32%	N/A
33	$51,995,303.32	5.32%	N/A
34	$51,142,498.02	5.32%	N/A
35	$50,303,680.09	5.32%	N/A
36	$49,478,620.10	5.32%	N/A
37	$48,667,092.39	7.32%	12.32%
38	$47,868,875.03	7.32%	12.32%
39	$47,083,749.69	7.32%	12.32%
40	$46,311,501.65	7.32%	12.32%
41	$45,551,919.71	7.32%	12.32%
42	$44,804,796.11	7.32%	12.32%
43	$44,069,926.52	7.32%	12.32%
44	$43,347,109.95	7.32%	12.32%
45	$42,636,148.72	7.32%	12.32%
46	$41,936,848.38	7.32%	12.32%
47	$41,249,017.67	7.32%	12.32%
48	$40,572,468.48	7.32%	12.32%
49	$39,907,015.76	7.32%	12.32%
50	$39,252,477.52	7.32%	12.32%
51	$38,608,674.75	7.32%	12.32%
52	$37,975,431.36	7.32%	12.32%
53	$37,352,574.16	7.32%	12.32%
54	$36,739,932.81	7.32%	12.32%
55	$36,137,339.74	7.32%	12.32%
56	$35,544,630.16	7.32%	12.32%
57	$34,961,641.95	7.32%	12.32%
58	$34,388,215.67	7.32%	12.32%
59	$33,824,194.49	7.32%	12.32%
60	$33,269,424.15	7.32%	12.32%
61	$32,723,752.92	7.32%	12.32%
62	$32,187,031.57	7.32%	12.32%
63	$31,659,113.29	7.32%	12.32%
64	$31,139,853.71	7.32%	12.32%
65	$30,629,110.81	7.32%	12.32%
66	$30,126,744.90	7.32%	12.32%
67	$29,632,618.59	7.32%	12.32%
68	$29,146,596.73	7.32%	12.32%
69	$28,668,546.40	7.32%	12.32%
70	$28,198,336.85	7.32%	12.32%
71	$27,735,839.48	7.32%	12.32%
72	$27,280,927.80	7.32%	12.32%
73	$26,833,477.40	7.32%	12.32%
74	$26,393,365.89	7.32%	12.32%
75	$25,960,472.90	7.32%	12.32%
76	$25,534,680.04	7.32%	12.32%
77	$25,115,870.86	7.32%	12.32%
78	$24,703,930.82	7.32%	12.32%
79	$24,298,747.24	7.32%	12.32%
80	$23,900,209.32	7.32%	12.32%
81	$23,508,208.05	7.32%	12.32%
82	$23,122,636.22	7.32%	12.32%
83	$22,743,388.38	7.32%	12.32%
84	$22,370,360.80	7.32%	12.32%
85	$22,003,451.47	7.32%	12.32%
86	$21,642,560.03	7.32%	12.32%
87	$21,287,587.78	7.32%	12.32%
88	$20,938,437.64	7.32%	12.32%
89	$20,595,014.11	7.32%	12.32%
90	$20,257,223.27	7.32%	12.32%
91	$19,924,972.74	7.32%	12.32%
92	$19,598,171.64	7.32%	12.32%
93	$19,276,730.60	7.32%	12.32%
94	$18,960,561.70	7.32%	12.32%
95	$18,649,578.47	7.32%	12.32%
96	$18,343,695.86	7.32%	12.32%
97	$18,042,830.20	9.32%	12.32%
98	$17,746,899.22	9.32%	12.32%
99	$17,455,821.98	9.32%	12.32%
100	$17,169,518.86	9.32%	12.32%
101	$16,887,911.57	9.32%	12.32%
102	$16,610,923.08	9.32%	12.32%
103	$16,338,477.65	9.32%	12.32%
104	$16,070,500.75	9.32%	12.32%
105	$15,806,919.09	9.32%	12.32%
106	$15,547,660.59	9.32%	12.32%
107	$15,292,654.34	9.32%	12.32%
108	$15,041,830.60	9.32%	12.32%
109	$14,795,120.77	9.32%	12.32%
110	$14,552,457.36	9.32%	12.32%
111	$14,313,774.02	9.32%	12.32%
112	$14,079,005.47	9.32%	12.32%
113	$13,848,087.49	9.32%	12.32%
114	$13,620,956.93	9.32%	12.32%
115	$13,397,551.67	9.32%	12.32%
116	$13,177,810.61	9.32%	12.32%
117	$12,961,673.65	9.32%	12.32%
118	$12,749,081.69	9.32%	12.32%
119	$12,539,976.56	9.32%	12.32%
120	$12,334,301.09	9.32%	12.32%
121	$0.00	0.00%	0.00%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

ANNEX B: CLASS A-IO SCHEDULE

	A-IO(1)		A-IO(2)		A-IO
Distribution Period	Notional ($)	Rate (%)	Notional ($)	Rate (%)	Notional ($)	Wtd. Avg Rate
1	30,762,371.70	1.8870	144,210,844.60	0.5000	174,973,216.30	0.7439
2	29,208,655.62	2.0670	136,927,183.00	3.5000	166,135,838.62	3.2481
3	27,733,374.87	2.1430	130,011,218.10	3.5000	157,744,592.97	3.2614
4	26,332,286.44	1.8500	120,807,352.30	3.5000	147,139,638.74	3.2047
5	25,001,824.20	2.1600	119,841,695.40	3.5000	144,843,519.60	3.2687
6	23,738,428.70	1.3220	108,408,003.40	3.5000	132,146,432.10	3.1087
7	22,538,417.15	1.5520	98,709,107.35	3.5000	121,247,524.50	3.1379
8	21,398,111.95	1.4770	93,603,083.12	3.5000	115,001,195.07	3.1236
9	20,315,327.68	1.1520	90,443,979.11	3.5000	110,759,306.79	3.0693
10	19,287,144.20	1.4390	85,623,960.45	3.5000	104,911,104.65	3.1211
11	18,310,765.28	1.5410	81,286,405.81	3.5000	99,597,171.09	3.1398
12	17,383,589.55	1.4500	77,898,339.89	3.5000	95,281,929.44	3.1260
13	16,503,162.57	2.8150	77,365,134.07	4.0600	93,868,296.64	3.8411
14	15,559,423.58	2.0840	73,446,193.70	4.0600	89,005,617.28	3.7146
15	14,455,116.19	1.1200	69,724,942.33	4.0600	84,180,058.52	3.5552
16	13,429,034.05	2.9140	66,190,992.89	4.0600	79,620,026.94	3.8667
17	12,475,645.33	1.8900	64,512,828.60	4.0600	76,988,473.93	3.7084
18	11,589,808.80	3.2110	59,649,558.72	4.0600	71,239,367.52	3.9219
19	10,766,746.38	3.1500	56,624,234.90	4.0600	67,390,981.28	3.9146
20	10,002,017.31	2.3000	53,751,800.09	4.0600	63,753,817.40	3.7839
21	9,291,494.58	3.9500	52,701,748.66	4.0600	61,993,243.24	4.0435
22	8,631,342.71	4.7140	47,976,063.39	4.0600	56,607,406.10	4.1597
23	8,017,997.18	4.8170	45,058,194.03	4.0600	53,076,191.21	4.1744
24	7,448,145.26	4.9220	41,989,457.18	4.0600	49,437,602.44	4.1899
25	6,918,708.36	4.5400	38,671,951.33	4.0600	45,590,659.69	4.1328
26	6,426,825.48	5.1390	35,466,234.77	4.0600	41,893,060.25	4.2255
27	5,969,837.78	5.1760	32,472,111.81	4.0600	38,441,949.59	4.2333
28	5,545,274.34	5.1750	30,490,687.64	4.0600	36,035,961.98	4.2316
29	5,150,838.96	5.5440	27,456,322.35	4.0600	32,607,161.31	4.2944
30	4,784,397.78	5.1720	25,786,412.19	4.0600	30,570,809.97	4.2340
thereafter	0.00	0.0000	0.00	0.0000	0.00	0.0000

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

PREPAYMENT SENSITIVITY ANALYSIS

Sensitivity Analysis - To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.83	1.30	1.00	0.81	0.68
Principal Window	May07 - Apr11	May07 - Jan10	May07 - May09	May07 - Dec08	May07 - Aug08
Principal # Months	48	33	25	20	16

Class 1-A2
Avg. Life (yrs)	6.09	4.12	3.00	2.30	1.90
Principal Window	Apr11 - May17	Jan10 - Jul13	May09 - Aug11	Dec08 - Apr10	Aug08 - Sep09
Principal # Months	74	43	28	17	14

Class 1-A3
Avg. Life (yrs)	11.68	7.59	4.96	3.44	2.64
Principal Window	May17 - Aug20	Jul13 - Sep16	Aug11 - Dec12	Apr10 - Mar11	Sep09 - Jan10
Principal # Months	40	39	17	12	5

Class 1-A4
Avg. Life (yrs)	15.40	11.16	7.94	5.43	3.57
Principal Window	Aug20 - Feb23	Sep16 - Oct18	Dec12 - Feb16	Mar11 - Apr14	Jan10 - Jul12
Principal # Months	31	26	39	38	31

Class 1-A5
Avg. Life (yrs)	7.60	6.99	6.51	5.89	5.23
Principal Window	May10 - Feb23	May10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	154	102	70	48	33

Class 2-A1
Avg. Life (yrs)	1.89	1.32	1.00	0.80	0.67
Principal Window	May07 - Mar11	May07 - Feb10	May07 - May09	May07 - Dec08	May07 - Aug08
Principal # Months	47	34	25	20	16

Class 2-A2
Avg. Life (yrs)	5.76	3.99	3.00	2.32	1.90
Principal Window	Mar11 - Aug15	Feb10 - Jan13	May09 - Jul11	Dec08 - Apr10	Aug08 - Oct09
Principal # Months	54	36	27	17	15

Class 2-A3
Avg. Life (yrs)	13.02	9.22	6.97	5.28	4.09
Principal Window	Aug15 - Feb23	Jan13 - Oct18	Jul11 - Feb16	Apr10 - Apr14	Oct09 - Feb13
Principal # Months	91	70	56	49	41

Class 2-A4
Avg. Life (yrs)	5.81	4.09	3.09	2.37	1.88
Principal Window	May07 - Feb23	May07 - Oct18	May07 - Feb16	May07 - Apr14	May07 - Feb13
Principal # Months	190	138	106	84	70

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

ABS Syndicate Desk (212) 834-4154

Prepayment Sensitivity Analysis (Cont.)	Free Writing Prospectus for BAYV 2007-A

Sensitivity Analysis - To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

Class M-2
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

Class M-3
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

Class M-4
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

Class B-1
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

Class B-2
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

Class B-3
Avg. Life (yrs)	10.56	7.55	5.99	5.28	4.78
Principal Window	Jun12 - Feb23	Dec10 - Oct18	May10 - Feb16	May10 - Apr14	Jun10 - Feb13
Principal # Months	129	95	70	48	33

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

ABS Syndicate Desk (212) 834-4154

Prepayment Sensitivity Analysis (Cont.)	Free Writing Prospectus for BAYV 2007-A

Sensitivity Analysis - To Maturity

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.83	1.30	1.00	0.81	0.68
Principal Window	May07 - Apr11	May07 - Jan10	May07 - May09	May07 - Dec08	May07 - Aug08
Principal # Months	48	33	25	20	16

Class 1-A2
Avg. Life (yrs)	6.09	4.12	3.00	2.30	1.90
Principal Window	Apr11 - May17	Jan10 - Jul13	May09 - Aug11	Dec08 - Apr10	Aug08 - Sep09
Principal # Months	74	43	28	17	14

Class 1-A3
Avg. Life (yrs)	11.68	7.59	4.96	3.44	2.64
Principal Window	May17 - Aug20	Jul13 - Sep16	Aug11 - Dec12	Apr10 - Mar11	Sep09 - Jan10
Principal # Months	40	39	17	12	5

Class 1-A4
Avg. Life (yrs)	17.68	13.57	9.61	6.29	3.57
Principal Window	Aug20 - Feb32	Sep16 - May29	Dec12 - Mar24	Mar11 - Nov20	Jan10 - Jul12
Principal # Months	139	153	136	117	31

Class 1-A5
Avg. Life (yrs)	7.61	7.02	6.61	6.34	6.07
Principal Window	May10 - Dec31	May10 - Mar29	May10 - Jan24	May10 - Sep20	Jun10 - Mar18
Principal # Months	260	227	165	125	94

Class 2-A1
Avg. Life (yrs)	1.89	1.32	1.00	0.80	0.67
Principal Window	May07 - Mar11	May07 - Feb10	May07 - May09	May07 - Dec08	May07 - Aug08
Principal # Months	47	34	25	20	16

Class 2-A2
Avg. Life (yrs)	5.76	3.99	3.00	2.32	1.90
Principal Window	Mar11 - Aug15	Feb10 - Jan13	May09 - Jul11	Dec08 - Apr10	Aug08 - Oct09
Principal # Months	54	36	27	17	15

Class 2-A3
Avg. Life (yrs)	14.54	10.48	8.00	6.04	4.60
Principal Window	Aug15 - Jun34	Jan13 - Sep30	Jul11 - May26	Apr10 - Dec22	Oct09 - Mar20
Principal # Months	227	213	179	153	126

Class 2-A4
Avg. Life (yrs)	6.22	4.42	3.36	2.57	2.02
Principal Window	May07 - Jun34	May07 - Sep30	May07 - May26	May07 - Dec22	May07 - Mar20
Principal # Months	326	281	229	188	155

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

ABS Syndicate Desk (212) 834-4154

Prepayment Sensitivity Analysis (Cont.)	Free Writing Prospectus for BAYV 2007-A

Sensitivity Analysis - To Maturity

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

Class M-2
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

Class M-3
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

Class M-4
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

Class B-1
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

Class B-2
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

Class B-3
Avg. Life (yrs)	11.37	8.29	6.63	5.94	5.44
Principal Window	Jun12 - Jun34	Dec10 - Sep30	May10 - May26	May10 - Dec22	Jun10 - Mar20
Principal # Months	265	238	193	152	118

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed

ABS Syndicate Desk (212) 834-4154

Prepayment Sensitivity Analysis (Cont.)	Free Writing Prospectus for BAYV 2007-A

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 3.999	63	$3,160,581.82	0.66%	3.341%	$50,167.97	700	59.37%
4.000 - 4.999	134	14,767,548.92	3.08	4.549	110,205.59	751	58.54
5.000 - 5.999	198	33,333,973.40	6.96	5.433	168,353.40	713	69.02
6.000 - 6.999	441	57,663,317.87	12.04	6.489	130,755.82	698	67.42
7.000 - 7.999	670	88,125,688.24	18.40	7.416	131,530.88	683	69.51
8.000 - 8.999	629	70,644,676.44	14.75	8.383	112,312.68	672	74.24
9.000 - 9.999	948	85,840,502.46	17.92	9.574	90,549.05	629	75.21
10.000 - 10.999	706	58,788,580.77	12.27	10.520	83,269.94	630	80.14
11.000 - 11.999	516	38,155,973.36	7.97	11.523	73,945.68	606	71.91
12.000 - 12.999	210	21,868,983.46	4.57	12.192	104,138.02	614	56.37
13.000 - 13.999	43	5,525,033.84	1.15	13.360	128,489.16	658	64.60
14.000 - 14.999	13	719,032.69	0.15	14.494	55,310.21	628	57.80
15.000 - 15.999	4	337,992.74	0.07	15.271	84,498.19	641	60.37
16.000 - 17.000	3	80,744.46	0.02	16.553	26,914.82	641	45.91
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 3.999	63	$3,160,581.82	0.66%	3.341%	$50,167.97	700	59.37%
4.000 - 4.999	134	14,767,548.92	3.08	4.549	110,205.59	751	58.54
5.000 - 5.999	198	33,333,973.40	6.96	5.433	168,353.40	713	69.02
6.000 - 6.999	441	57,663,317.87	12.04	6.489	130,755.82	698	67.42
7.000 - 7.999	670	88,125,688.24	18.40	7.416	131,530.88	683	69.51
8.000 - 8.999	629	70,644,676.44	14.75	8.383	112,312.68	672	74.24
9.000 - 9.999	948	85,840,502.46	17.92	9.574	90,549.05	629	75.21
10.000 - 10.999	706	58,788,580.77	12.27	10.520	83,269.94	630	80.14
11.000 - 11.999	516	38,155,973.36	7.97	11.523	73,945.68	606	71.91
12.000 - 12.999	210	21,868,983.46	4.57	12.192	104,138.02	614	56.37
13.000 - 13.999	43	5,525,033.84	1.15	13.360	128,489.16	658	64.60
14.000 - 14.999	13	719,032.69	0.15	14.494	55,310.21	628	57.80
15.000 - 15.999	4	337,992.74	0.07	15.271	84,498.19	641	60.37
16.000 - 17.000	3	80,744.46	0.02	16.553	26,914.82	641	45.91
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%
Free Writing Prospectus for BAYV 2007-A

A-IO SENSITIVITY ANALYSIS(1)

Price (%)	Yield (%)

3.85761	8.22
3.86761	7.96
3.87761	7.71
3.88761	7.46
3.89761	7.21
3.90761	6.96
3.91761	6.71
3.92761	6.46
3.93761	6.22
3.94761	5.97
3.95761	5.73
3.96761	5.49
3.97761	5.25
3.98761	5.01
3.99761	4.77
4.00761	4.53
4.01761	4.29
4.02761	4.06
4.03761	3.82
4.04761	3.59
4.05761	3.36
WAL	1.29
Mod Durn(2)	1.04

(1)	Assumes prepayments occur at 21% CPR.
(2)	Modified Duration is calculated assuming price is 3.95761%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

POOL 1 AVAILABLE FUNDS CAP

Distribution Period	Pool 1 Available Funds Cap (%) (1)(2)
1	8.29
2	9.17
3	9.84
4	10.85
5	11.67
6	12.43
7	13.54
8	14.20
9	15.47
10	16.44
11	16.68
12	18.50
13	18.11
14	18.77
15	18.60
16	19.08
17	19.35
18	18.98
19	19.64
20	19.43
21	20.00
22	20.19
23	18.95
24	20.69
25	20.41
26	21.16
27	20.85
28	21.65
29	21.88
30	21.57
31	22.61
32	22.27
33	23.13
34	23.40
35	21.78
36	23.97
37	21.31
38	22.17
39	21.85
40	22.74
41	23.04
42	22.70
43	23.66
44	23.30
45	24.30
46	24.72
47	22.86
48	25.36
49	11.58
50	11.69
51	11.69
52	11.81
53	11.83
54	11.75
55	11.88
56	11.81
57	11.92
58	11.94
59	11.78
60	12.00
61	11.92
62	12.04
63	11.97
64	12.09
65	12.11
66	12.04
67	12.16
68	12.09
69	12.22
70	12.24
71	11.96
72	12.29
73	12.29
74	12.57
75	12.50
76	12.72
77	12.75
78	12.67
79	12.82
80	12.74
81	12.88
82	12.92
83	12.62
84	13.00
85	12.92
86	13.07
87	12.99
88	13.14
89	13.19
90	13.10
91	13.26
92	13.17
93	13.33
94	13.36
95	13.03
96	13.44
97	11.83
98	11.94
99	11.89
100	12.00
101	12.03
102	11.98
103	12.09
104	12.04
105	12.15
106	12.19

(1)
Assumes no losses, 10% cleanup call, 21% CPR, [4.970]% swap rate, all indices ramp from their initial values to 15% over the first 12 months. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 1 Available Funds Cap as defined under Summary of Terms.

(2)	The Pool 1 Available Funds Cap, as shown in the table above, is calculated as (A)(1)(a) the total of interest collected for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate Certificates and the LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

POOL 2 AVAILABLE FUNDS CAP

Distribution Period	Pool 2 Available Funds Cap (%) (1)(2)
1	5.89
2	6.83
3	7.81
4	8.56
5	9.32
6	10.50
7	11.29
8	12.86
9	13.58
10	14.54
11	15.87
12	16.53
13	16.59
14	16.62
15	16.97
16	17.04
17	17.23
18	17.69
19	17.73
20	18.48
21	18.64
22	18.99
23	19.98
24	19.68
25	20.35
26	20.43
27	20.90
28	20.96
29	21.24
30	21.68
31	22.71
32	23.51
33	23.53
34	23.89
35	24.92
36	24.37
37	23.00
38	23.04
39	23.77
40	23.77
41	24.24
42	24.77
43	24.83
44	25.61
45	25.64
46	25.90
47	26.92
48	26.43
49	15.22
50	14.83
51	15.27
52	14.87
53	14.87
54	15.32
55	15.02
56	15.78
57	15.59
58	15.60
59	16.55
60	15.68
61	16.15
62	15.72
63	16.18
64	15.77
65	15.80
66	16.25
67	15.82
68	16.27
69	15.84
70	15.85
71	17.30
72	15.88
73	16.34
74	15.90
75	16.36
76	15.92
77	15.95
78	16.42
79	15.98
80	16.44
81	16.00
82	16.01
83	17.47
84	16.05
85	16.50
86	16.06
87	16.52
88	16.08
89	16.09
90	16.54
91	16.11
92	16.56
93	16.12
94	16.13
95	17.57
96	16.15
97	15.46
98	15.02
99	15.46
100	15.02
101	15.02
102	15.47
103	15.03
104	15.47
105	15.03
106	15.03

(1)
Assumes no losses, 10% cleanup call, 21% CPR, [4.970]% swap rate, all indices ramp from their initial values to 15% over the first 12 months. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 2 Available Funds Cap as defined under Summary of Terms.

(2)
The Pool 2 Available Funds Cap, as shown in the table above, is calculated as (A)(1)(a) the total of interest collected for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) ) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) interest accrued on the Class A-IO(2) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate Certificates and the LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

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PER ANNUM EXCESS INTEREST

Distribution Period	Excess Interest (%) (1) (2)
1	0.73%
2	0.97%
3	1.13%
4	1.10%
5	1.08%
6	1.36%
7	1.31%
8	1.64%
9	1.56%
10	1.60%
11	1.90%
12	1.69%
13	1.62%
14	1.57%
15	1.76%
16	1.60%
17	1.66%
18	1.78%
19	1.69%
20	2.01%
21	1.84%
22	1.91%
23	2.39%
24	2.06%
25	2.30%
26	2.22%
27	2.39%
28	2.29%
29	2.33%
30	2.51%
31	2.90%
32	3.04%
33	2.91%
34	2.91%
35	3.33%
36	2.91%
37	3.06%
38	2.88%
39	3.05%
40	2.91%
41	2.93%
42	3.08%
43	2.94%
44	3.08%
45	2.94%
46	2.94%
47	3.36%
48	2.94%
49	3.07%
50	2.93%
51	3.09%
52	2.95%
53	2.95%
54	3.09%
55	2.97%
56	3.12%
57	2.98%
58	2.99%
59	3.28%
60	3.00%
61	3.15%
62	3.00%
63	3.15%
64	3.01%
65	3.01%
66	3.16%
67	3.01%
68	3.16%
69	3.02%
70	3.02%
71	3.46%
72	3.03%
73	3.17%
74	3.01%
75	3.15%
76	3.02%
77	3.03%
78	3.18%
79	3.03%
80	3.18%
81	3.04%
82	3.04%
83	3.48%
84	3.05%
85	3.20%
86	3.06%
87	3.20%
88	3.06%
89	3.06%
90	3.21%
91	3.06%
92	3.21%
93	3.06%
94	3.06%
95	3.50%
96	3.06%
97	3.21%
98	3.07%
99	3.22%
100	3.07%
101	3.07%
102	3.22%
103	3.07%
104	3.22%
105	3.08%
106	3.08%

(1)
Assumes no losses, 10% cleanup call, 21% CPR, [4.970]% swap rate and 1 month LIBOR, 6 month LIBOR, Prime, COFI 11th District, 6-month CMT, and 1 year CMT are 5.320%, 5.332%, 8.250%, 4.376%, 5.042 % and 4.937% respectively.

(2)
Excess Interest is equal to (A) the product of (1) interest remaining after payment of the Net Swap Payment owed to the Swap Counterparty to the extent that the Supplemental Interest Trust is a payer of such payment, and Current Interest on the Senior Certificates and Subordinate Certificates and (2) 12, divided by (B) the principal balance of Fixed-Rate Certificates and the LIBOR Certificates.

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Free Writing Prospectus for BAYV 2007-A

Mortgage Loan Characteristics - Aggregate

As of the Statistical Calculation Date
Aggregate Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$479,012,630.47
Aggregate Original Principal Balance	$551,469,173.51
Number of Mortgage Loans	4,578
	Minimum	Maximum	Average (1)
Original Principal Balance	$7,250	$3,125,000	$120,461
Outstanding Principal Balance	$2,917	$2,725,000	$104,634
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	8	480	330
Remaining Term (months)	1	479	286
Loan Age (months)	0	376	44
Current Interest Rate	1.000%	17.000%	8.593%
Periodic Rate Cap(3)(4)	0.500%	7.500%	1.751%
Gross Margin(3)	-0.375%	11.400%	4.154%
Maximum Mortgage Rate(3)(4)	6.800%	25.000%	14.142%
Minimum Mortgage Rate(3)(4)	0.250%	14.490%	6.097%
Months to Next Rate Adjustment(3)	1	115	20
Current Loan-to-Value	1.78%	123.22%	71.35%
Credit Score(4)	500	840	662
	Earliest	Latest
Maturity Date	04/01/2007	02/01/2047
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	1.47%
		1985	0.32%
	Percent of	1986	0.34%
Loan Type	Mortgage Pool	1987	0.98%
Adjustable-Rate	48.46%	1988	0.86%
Fixed-Rate	51.54%	1989	0.53%
		1990	0.56%
	Percent of	1991	0.24%
Occupancy	Mortgage Pool	1992	0.61%
Primary	78.48%	1993	2.73%
Investment	15.95%	1994	1.47%
Second Home	5.56%	1995	0.57%
		1996	0.49%
	Percent of	1997	1.15%
Property Type	Mortgage Pool	1998	2.32%
Single Family	68.11%	1999	2.11%
Single Family (Other)(5)	8.12%	2000	1.46%
PUD	11.53%	2001	4.13%
Condo	8.08%	2002	4.15%
2 to 4 Family	4.16%	2003	9.90%
		2004	5.05%
		2005	12.53%
		2006	40.93%
		2007	5.10%
		Loan Purpose	Percent of Mortgage Pool
		Purchase	56.23%
		Refinance With Cash Out	28.18%
		Refinance No Cash Out	15.28%
		Rehab	0.31%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

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Free Writing Prospectus for BAYV 2007-A

Aggregate Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	51.46%	1.17%	47.37%	100.00%
Fixed	51.02%	65.04%	51.78%	51.54%
ARM	48.98%	34.96%	48.22%	48.46%
Current Balance	$246,510,853	$5,600,436	$226,901,342	$479,012,630
No. of Loans	2,141	60	2,377	4,578
Average Current Balance	$115,138	$93,341	$95,457	$104,634
% => $200K	47.77%	21.21%	34.21%	41.04%
% => $500K	15.09%	0.00%	6.62%	10.90%
WAC	7.972%	7.360%	9.299%	8.593%
WAM	282	286	291	286
WA AGE	46	63	41	44
WA OTERM	328	349	332	330
Balloon	6.33%	3.18%	4.91%	5.62%
Fully Amortizing	93.67%	96.82%	95.09%	94.38%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	713	608	600	662
% below 640	0.00%	77.00%	78.04%	37.87%
WA Current LTV	71.97%	87.94%	70.27%	71.35%
wa MARGIN	3.527%	3.551%	4.855%	4.154%
wa Lifetime Cap (non-zero)	13.312%	12.255%	15.504%	14.142%
wa MTR	25	10	15	20
Property Type:
Single Family	63.53%	71.09%	73.02%	68.11%
Single Family (Other)(1)	10.28%	0.00%	5.97%	8.12%
Condo	9.10%	8.62%	6.95%	8.08%
PUD	11.53%	17.11%	11.40%	11.53%
2-4 Family	5.56%	3.18%	2.66%	4.16%
Occupancy Status:
Owner Occupied	71.63%	91.38%	85.61%	78.48%
Investment	21.11%	3.56%	10.66%	15.95%
Second Home	7.26%	5.05%	3.73%	5.56%
Loan Purpose:
Purchase	60.01%	73.99%	51.69%	56.23%
Refinance With Cash Out	22.32%	7.22%	35.06%	28.18%
Refinance No Cash Out	17.06%	18.79%	13.25%	15.28%
Rehabilitation	0.61%	0.00%	0.00%	0.31%
Insurance:
Insured	4.54%	100.00%	0.00%	3.51%
Non-Insured	95.46%	0.00%	100.00%	96.49%
States > 10% of Total:
Texas	18.55%	15.20%	24.25%	21.21%
Florida	14.10%	6.24%	24.64%	19.00%
California	16.01%	4.40%	11.56%	13.77%
Other	51.34%	74.16%	39.55%	46.02%
Delinquency Status:
0 - 29 Days	100.00%	100.00%	87.88%	94.26%
30 - 59 Days	0.00%	0.00%	12.12%	5.74%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

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Free Writing Prospectus for BAYV 2007-A

Aggregate Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
1 MO LIBOR	1.12%	0.00%	0.00%	0.58%
1 YR CMT	37.99%	81.11%	15.74%	27.86%
1 YR LIBOR	11.95%	0.00%	2.53%	7.41%
3 MO CMT	0.02%	0.00%	0.03%	0.02%
3 YR CMT	0.28%	0.00%	0.59%	0.42%
5 YR CMT	0.40%	0.00%	0.00%	0.21%
6 MO CMT	0.39%	0.00%	0.00%	0.20%
6 MO LIBOR	30.03%	17.21%	42.01%	35.57%
COFI	5.96%	1.68%	1.08%	3.62%
PRIME	11.55%	0.00%	37.95%	23.90%
FNMA	0.28%	0.00%	0.06%	0.17%
NATLAVG	0.03%	0.00%	0.00%	0.02%

(1) Adjustable Rate Mortgage loans only.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Mortgage Loan Characteristics

As of the Statistical Calculation Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
7,250.00 - 49,999.99	1,219	$28,985,959.71	6.05%	9.688%	$23,778.47	634	69.07%
50,000.00 - 99,999.99	1,564	98,272,773.82	20.52	9.298	62,834.25	638	77.79
100,000.00 - 149,999.99	770	84,885,383.00	17.72	8.822	110,240.76	646	75.33
150,000.00 - 199,999.99	344	53,342,753.13	11.14	8.637	155,066.14	646	70.28
200,000.00 - 249,999.99	215	41,954,547.55	8.76	8.434	195,137.43	669	67.41
250,000.00 - 299,999.99	115	26,995,465.24	5.64	7.911	234,743.18	667	70.30
300,000.00 - 349,999.99	92	26,601,961.22	5.55	8.508	289,151.75	663	68.00
350,000.00 - 399,999.99	54	16,908,180.36	3.53	7.554	313,114.45	688	68.62
400,000.00 - 449,999.99	69	25,038,269.56	5.23	7.865	362,873.47	694	70.05
450,000.00 - 499,999.99	41	15,789,876.10	3.30	7.315	385,118.93	703	67.52
500,000.00 - 549,999.99	17	7,050,812.47	1.47	7.465	414,753.67	727	69.74
550,000.00 - 599,999.99	12	5,150,111.16	1.08	7.455	429,175.93	721	61.53
600,000.00 - 649,999.99	27	14,206,863.15	2.97	7.702	526,180.12	692	64.40
650,000.00 - 699,999.99	10	6,016,481.64	1.26	8.065	601,648.16	718	55.57
700,000.00 - 749,999.99	3	2,172,743.51	0.45	7.493	724,247.84	693	83.06
750,000.00 - 799,999.99	2	1,509,085.28	0.32	10.990	754,542.64	619	69.84
800,000.00 - 849,999.99	4	2,498,957.46	0.52	8.850	624,739.37	754	61.18
850,000.00 - 899,999.99	1	677,904.97	0.14	7.125	677,904.97	708	44.02
900,000.00 - 949,999.99	4	3,625,535.43	0.76	9.549	906,383.86	723	69.03
950,000.00 - 999,999.99	6	4,884,765.27	1.02	7.772	814,127.55	743	68.91
1,000,000.00 - 1,049,999.99	1	997,477.69	0.21	12.375	997,477.69	687	33.70
1,100,000.00 - 1,149,999.99	3	3,265,074.10	0.68	6.418	1,088,358.03	738	66.52
1,250,000.00 - 1,299,999.99	2	2,500,000.00	0.52	8.313	1,250,000.00	652	45.59
1,450,000.00 - 1,499,999.99	1	1,463,514.05	0.31	7.625	1,463,514.05	654	69.69
1,500,000.00 - 1,549,999.99	1	1,493,134.26	0.31	12.000	1,493,134.26	622	49.77
2,000,000.00 - 3,125,000.00	1	2,725,000.34	0.57	5.000	2,725,000.34	709	79.56
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Original Principal Balances of the Mortgage Loans are approximately $7,250 and $3,125,000 respectively, and the average is approximately $120,461.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
2,917.37 - 49,999.99	1,655	$43,479,959.44	9.08%	9.108%	$26,271.88	646	62.21%
50,000.00 - 99,999.99	1,386	102,135,310.25	21.32	9.131	73,690.70	644	76.80
100,000.00 - 149,999.99	684	83,404,420.10	17.41	8.888	121,936.29	646	75.28
150,000.00 - 199,999.99	309	53,416,595.30	11.15	8.577	172,869.24	650	70.14
200,000.00 - 249,999.99	167	37,321,259.06	7.79	8.510	223,480.59	657	69.80
250,000.00 - 299,999.99	94	25,621,534.54	5.35	8.171	272,569.52	670	72.12
300,000.00 - 349,999.99	79	25,588,972.49	5.34	8.268	323,911.04	667	69.33
350,000.00 - 399,999.99	50	18,709,242.11	3.91	7.363	374,184.84	702	70.22
400,000.00 - 449,999.99	63	26,723,728.34	5.58	7.870	424,186.16	701	69.76
450,000.00 - 499,999.99	22	10,381,566.31	2.17	7.258	471,889.38	691	70.99
500,000.00 - 549,999.99	11	5,768,454.66	1.20	8.036	524,404.97	722	76.62
550,000.00 - 599,999.99	14	8,156,106.03	1.70	7.947	582,579.00	695	61.05
600,000.00 - 649,999.99	12	7,367,420.53	1.54	7.288	613,951.71	694	66.32
650,000.00 - 699,999.99	6	4,050,491.28	0.85	9.597	675,081.88	661	62.05
700,000.00 - 749,999.99	4	2,921,338.85	0.61	8.389	730,334.71	693	80.96
750,000.00 - 799,999.99	3	2,290,155.88	0.48	8.325	763,385.29	698	64.16
800,000.00 - 849,999.99	1	803,432.30	0.17	12.625	803,432.30	710	66.40
850,000.00 - 899,999.99	3	2,684,333.01	0.56	9.932	894,777.67	754	67.48
900,000.00 - 949,999.99	2	1,827,000.00	0.38	7.690	913,500.00	707	58.30
950,000.00 - 999,999.99	4	3,910,012.94	0.82	8.993	977,503.24	712	64.18
1,000,000.00 - 1,049,999.99	2	2,028,648.40	0.42	6.608	1,014,324.20	779	70.53
1,100,000.00 - 1,149,999.99	2	2,241,000.00	0.47	7.123	1,120,500.00	716	69.39
1,250,000.00 - 1,299,999.99	2	2,500,000.00	0.52	8.313	1,250,000.00	652	45.59
1,450,000.00 - 1,499,999.99	2	2,956,648.31	0.62	9.834	1,478,324.16	638	59.63
2,000,000.00 - 2,725,000.34	1	2,725,000.34	0.57	5.000	2,725,000.34	709	79.56
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Current Principal Balances of the Mortgage Loans are approximately $2,917 and $2,725,000, respectively, and the average is approximately $104,634.

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Free Writing Prospectus for BAYV 2007-A

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 3.999	63	$3,160,581.82	0.66%	3.341%	$50,167.97	700	59.37%
4.000 - 4.999	134	14,767,548.92	3.08	4.549	110,205.59	751	58.54
5.000 - 5.999	198	33,333,973.40	6.96	5.433	168,353.40	713	69.02
6.000 - 6.999	441	57,663,317.87	12.04	6.489	130,755.82	698	67.42
7.000 - 7.999	670	88,125,688.24	18.40	7.416	131,530.88	683	69.51
8.000 - 8.999	629	70,644,676.44	14.75	8.383	112,312.68	672	74.24
9.000 - 9.999	948	85,840,502.46	17.92	9.574	90,549.05	629	75.21
10.000 - 10.999	706	58,788,580.77	12.27	10.520	83,269.94	630	80.14
11.000 - 11.999	516	38,155,973.36	7.97	11.523	73,945.68	606	71.91
12.000 - 12.999	210	21,868,983.46	4.57	12.192	104,138.02	614	56.37
13.000 - 13.999	43	5,525,033.84	1.15	13.360	128,489.16	658	64.60
14.000 - 14.999	13	719,032.69	0.15	14.494	55,310.21	628	57.80
15.000 - 15.999	4	337,992.74	0.07	15.271	84,498.19	641	60.37
16.000 - 17.000	3	80,744.46	0.02	16.553	26,914.82	641	45.91
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Current Interest Rates of the Mortgage Loans are approximately 1.000% and 17.000%, respectively, and the weighted average is approximately 8.593%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	280	$25,611,768.24	5.35%	8.876%	$91,470.60	NA	67.28%
500 - 520	201	15,568,871.95	3.25	9.463	77,457.07	511	71.35
521 - 540	198	16,042,313.27	3.35	9.818	81,021.78	531	69.01
541 - 560	245	21,857,343.02	4.56	9.583	89,213.64	551	70.73
561 - 580	290	23,731,789.86	4.95	9.631	81,833.76	572	70.71
581 - 600	352	31,050,632.86	6.48	9.493	88,212.03	591	70.90
601 - 620	339	35,093,306.11	7.33	9.617	103,520.08	611	74.44
621 - 640	374	39,312,071.62	8.21	9.292	105,112.49	630	74.40
641 - 660	384	43,000,621.89	8.98	9.053	111,980.79	651	74.87
661 - 680	361	38,434,353.20	8.02	8.659	106,466.35	670	76.53
681 - 700	364	44,441,593.51	9.28	8.418	122,092.29	690	75.56
701 - 720	253	33,794,548.19	7.06	7.526	133,575.29	710	73.34
721 - 740	223	30,660,387.07	6.40	7.641	137,490.52	730	71.77
741 - 760	185	22,738,737.77	4.75	7.576	122,912.10	751	72.36
761 - 780	185	22,372,332.71	4.67	7.298	120,931.53	770	62.67
781 - 800	165	17,649,483.57	3.68	6.634	106,966.57	790	60.23
801 - 820	140	13,727,332.08	2.87	6.303	98,052.37	809	54.55
821 - 840	39	3,925,143.55	0.82	6.235	100,644.71	826	55.20
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Credit Scores of the Mortgage Loans with Credit Scores are approximately 500 and 840, respectively, and the weighted average is approximately 662.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
5.38 - 10.00	12	$173,309.73	0.04%	6.108%	$14,442.48	644	5.39%
10.01 - 20.00	19	1,090,778.85	0.23	8.373	57,409.41	640	17.10
20.01 - 30.00	39	2,907,894.71	0.61	7.271	74,561.40	731	22.98
30.01 - 40.00	86	10,815,275.48	2.26	9.580	125,759.02	660	33.68
40.01 - 50.00	188	26,902,154.86	5.62	9.456	143,096.57	663	43.78
50.01 - 60.00	299	39,445,554.08	8.23	9.306	131,924.93	658	53.06
60.01 - 70.00	564	81,784,008.82	17.07	9.137	145,007.11	644	62.58
70.01 - 80.00	973	135,098,977.08	28.20	7.477	138,847.87	686	71.85
80.01 - 90.00	784	59,770,245.41	12.48	8.815	76,237.56	644	80.81
90.01 - 95.00	1,066	84,600,766.31	17.66	9.334	79,362.82	652	90.38
95.01 - 100.00	465	30,449,167.24	6.36	7.898	65,482.08	664	84.90
100.01 - 105.00	31	1,928,821.41	0.40	7.379	62,220.05	670	87.48
105.01 - 110.00	15	1,063,392.07	0.22	7.224	70,892.80	609	85.83
110.01 - 115.00	11	755,448.96	0.16	8.463	68,677.18	691	99.87
115.01 - 120.00	15	1,181,337.69	0.25	6.486	78,755.85	673	97.61
120.01 - 125.00	9	992,349.68	0.21	8.916	110,261.08	659	115.54
125.01 - 130.00	1	13,236.64	0.00	4.000	13,236.64	678	94.55
140.01 - 140.75	1	39,911.45	0.01	11.750	39,911.45	577	75.30
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 5.38% and 140.75%, respectively, and the weighted average is approximately 76.81%.

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.78 - 10.00	103	$1,637,555.69	0.34%	6.902%	$15,898.60	729	6.55%
10.01 - 20.00	213	5,429,924.02	1.13	7.489	25,492.60	717	15.27
20.01 - 30.00	196	6,344,974.41	1.32	7.484	32,372.32	716	25.90
30.01 - 40.00	259	19,331,787.92	4.04	8.387	74,640.11	686	35.81
40.01 - 50.00	355	37,672,575.27	7.86	8.878	106,119.93	677	46.02
50.01 - 60.00	438	51,764,690.62	10.81	8.986	118,184.23	662	56.36
60.01 - 70.00	647	88,780,018.44	18.53	9.015	137,217.96	644	64.91
70.01 - 80.00	722	112,276,733.52	23.44	7.468	155,507.94	676	76.64
80.01 - 90.00	715	65,303,400.71	13.63	8.861	91,333.43	644	86.05
90.01 - 95.00	787	70,821,738.64	14.78	9.463	89,989.50	650	93.42
95.01 - 100.00	109	16,526,535.81	3.45	8.400	151,619.59	680	98.31
100.01 - 105.00	12	998,774.86	0.21	7.409	83,231.24	670	102.51
105.01 - 110.00	5	299,904.11	0.06	9.793	59,980.82	692	107.67
110.01 - 115.00	8	735,795.44	0.15	10.281	91,974.43	659	112.29
115.01 - 120.00	4	386,380.43	0.08	9.250	96,595.11	729	118.52
120.01 - 123.22	5	701,840.58	0.15	9.969	140,368.12	651	121.15
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 1.78% and 123.22%, respectively, and the weighted average is approximately 71.35%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Delinquency Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 29 Days	4,402	$451,514,257.20	94.26%	8.614%	$102,570.25	661	71.99%
30 - 59 Days	176	27,498,373.27	5.74	8.246	156,240.76	679	60.84
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Number of 30-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	3,341	$353,128,107.71	73.72%	8.644%	$105,695.33	669	71.49%
1	506	70,238,700.60	14.66	8.250	138,811.66	674	69.91
2	139	11,942,442.01	2.49	8.685	85,916.85	623	73.63
3	149	13,078,503.38	2.73	8.497	87,775.19	627	72.54
4	91	6,378,771.24	1.33	9.180	70,096.39	580	73.39
5	57	3,229,830.57	0.67	9.442	56,663.69	586	74.29
6	55	4,493,305.99	0.94	8.340	81,696.47	589	66.29
7	46	2,402,726.18	0.50	8.823	52,233.18	560	74.02
8	49	3,446,777.12	0.72	8.158	70,342.39	577	69.31
9	57	4,091,102.30	0.85	9.032	71,773.72	569	73.76
10	38	2,844,859.25	0.59	8.969	74,864.72	558	68.94
11	49	3,675,304.90	0.77	8.287	75,006.22	574	73.38
12	1	62,199.22	0.01	9.250	62,199.22	553	72.32
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Number of 60-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,194	$449,921,585.39	93.93%	8.586%	$107,277.44	667	71.31%
1	169	11,945,633.11	2.49	8.768	70,684.22	612	71.96
2	38	2,682,230.34	0.56	8.827	70,585.01	584	75.00
3	56	4,672,404.98	0.98	8.731	83,435.80	578	71.12
4	36	2,870,194.75	0.60	8.055	79,727.63	558	66.74
5	24	1,386,707.80	0.29	9.164	57,779.49	545	73.05
6	15	754,028.57	0.16	10.710	50,268.57	537	71.29
7	18	2,451,399.56	0.51	7.381	136,188.86	572	76.92
8	8	411,057.06	0.09	10.693	51,382.13	543	70.25
9	10	744,500.01	0.16	10.896	74,450.00	568	53.01
10	10	1,172,888.90	0.24	8.179	117,288.89	570	81.43
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Number of 90-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,448	$467,939,830.59	97.69%	8.590%	$105,202.30	664	71.37%
1	57	4,478,090.62	0.93	8.460	78,562.99	560	70.67
2	12	1,110,095.46	0.23	8.893	92,507.96	601	62.25
3	21	1,859,525.24	0.39	9.037	88,548.82	551	69.08
4	7	317,145.63	0.07	8.894	45,306.52	583	79.11
5	13	1,656,827.23	0.35	8.435	127,448.25	576	71.60
6	2	93,466.18	0.02	11.965	46,733.09	527	57.77
7	10	581,180.70	0.12	10.592	58,118.07	569	62.86
8	1	22,601.12	0.00	14.490	22,601.12	553	14.13
9	7	953,867.70	0.20	7.832	136,266.81	573	82.93
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Number of 120-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,511	$472,773,930.59	98.70%	8.590%	$104,804.68	663	71.36%
1	26	2,068,046.85	0.43	9.384	79,540.26	577	64.79
2	8	965,198.69	0.20	8.049	120,649.84	567	67.03
3	13	1,554,338.64	0.32	8.203	119,564.51	579	76.54
4	2	53,541.31	0.01	9.535	26,770.66	612	46.18
5	8	566,808.64	0.12	11.358	70,851.08	556	62.16
6	2	54,296.93	0.01	6.000	27,148.47	NA	77.80
7	2	425,001.12	0.09	8.108	212,500.56	575	76.50
8	6	551,467.70	0.12	7.892	91,911.28	571	85.07
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Number of 150-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,541	$475,000,391.06	99.16%	8.594%	$104,602.60	662	71.33%
1	17	2,357,539.56	0.49	8.100	138,678.80	573	72.57
2	2	57,125.46	0.01	7.760	28,562.73	592	69.06
3	7	541,342.46	0.11	11.240	77,334.64	554	62.74
4	1	25,466.18	0.01	13.875	25,466.18	598	49.93
5	3	456,696.93	0.10	7.542	152,232.31	576	79.74
6	1	22,601.12	0.00	14.490	22,601.12	553	14.13
7	6	551,467.70	0.12	7.892	91,911.28	571	85.07
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Number of 180-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	4,559	$477,361,893.62	99.66%	8.591%	$104,707.59	662	71.34%
1	8	594,504.92	0.12	10.960	74,313.12	558	63.69
3	4	482,163.11	0.10	7.876	120,540.78	577	78.16
4	1	15,890.47	0.00	9.250	15,890.47	609	74.87
5	3	193,487.79	0.04	8.586	64,495.93	565	73.66
6	3	364,690.56	0.08	7.874	121,563.52	571	87.17
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
8 - 59	41	$8,374,294.29	1.75%	6.907%	$204,251.08	693	70.63%
60 - 119	120	12,672,891.47	2.65	7.559	105,607.43	678	66.50
120 - 179	173	9,428,846.45	1.97	7.754	54,502.00	674	63.20
180 - 239	464	28,243,986.75	5.90	8.157	60,870.66	681	56.61
240 - 299	226	12,330,313.98	2.57	9.522	54,558.91	664	66.57
300 - 359	211	17,563,121.20	3.67	8.418	83,237.54	687	68.90
360 - 419	3,311	381,923,749.93	79.73	8.715	115,349.97	657	72.98
420 - 480	32	8,475,426.40	1.77	7.694	264,857.08	696	76.16
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Original Terms to Maturity of the Mortgage Loans are approximately 8 months and 480 months, respectively, and the weighted average is approximately 330 months.
ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 60	519	$25,716,785.29	5.37%	7.358%	$49,550.65	691	54.69%
61 - 120	564	27,181,982.83	5.67	7.822	48,195.01	689	54.58
121 - 180	439	30,921,163.42	6.46	8.038	70,435.45	685	59.84
181 - 240	322	32,629,082.21	6.81	8.462	101,332.55	670	62.02
241 - 300	532	47,148,271.88	9.84	8.655	88,624.57	666	72.03
301 - 360	2,175	308,052,263.76	64.31	8.841	141,633.22	653	76.09
361 - 479	27	7,363,081.08	1.54	7.870	272,706.71	683	78.59
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Remaining Terms to Maturity of the Mortgage Loans are approximately 1 month and 479 months, respectively, and the weighted average is approximately 286 months.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 59	2,748	$374,178,917.51	78.11%	8.735%	$136,164.09	657	74.94%
60 - 119	751	52,233,814.23	10.90	8.410	69,552.35	664	68.92
120 - 179	423	28,514,380.03	5.95	7.939	67,409.88	680	51.10
180 - 239	263	14,327,483.07	2.99	7.725	54,477.12	713	49.51
240 - 299	265	8,552,403.91	1.79	7.225	32,273.22	709	39.95
300 - 359	127	1,200,200.33	0.25	7.959	9,450.40	703	22.53
360 - 376	1	5,431.39	0.00	8.750	5,431.39	655	25.15
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

The minimum and the maximum Seasoning of the Mortgage Loans are approximately 0 months and 376 months, respectively, and the weighted average is approximately 44 months.
ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Texas	1,580	$101,590,740.27	21.21%	9.658%	$64,297.94	640	85.07%
Florida	698	91,012,574.61	19.00	9.140	130,390.51	636	66.57
California	348	65,952,581.47	13.77	7.973	189,518.91	693	63.28
New York	243	25,910,796.43	5.41	8.203	106,628.79	671	66.25
New jersey	150	24,876,592.90	5.19	9.588	165,843.95	652	58.58
Georgia	121	15,000,438.11	3.13	8.454	123,970.56	650	77.40
Arizona	86	13,477,465.56	2.81	8.186	156,714.72	675	72.11
Illinois	81	10,847,263.65	2.26	7.537	133,916.84	699	79.41
Colorado	43	10,756,038.22	2.25	7.500	250,140.42	696	70.38
Pennsylvania	159	10,054,478.37	2.10	8.057	63,235.71	672	70.75
Massachusetts	46	9,499,465.10	1.98	6.547	206,510.11	694	66.69
North Carolina	70	7,915,128.85	1.65	8.473	113,073.27	654	75.08
Maryland	55	7,413,704.13	1.55	7.980	134,794.62	665	64.61
Virginia	46	7,140,948.36	1.49	7.538	155,238.01	700	68.98
Nevada	35	6,881,722.40	1.44	7.311	196,620.64	687	79.59
Michigan	66	6,550,286.65	1.37	7.606	99,246.77	664	71.73
South Carolina	47	5,991,157.60	1.25	8.246	127,471.44	683	66.75
Ohio	58	5,272,026.22	1.10	8.285	90,897.00	659	71.60
Connecticut	25	4,756,192.18	0.99	8.051	190,247.69	662	65.46
Tennessee	58	4,744,365.55	0.99	8.930	81,799.41	622	71.95
Other	563	43,368,663.84	9.05	7.600	77,031.37	678	69.63
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%
No more than approximately 0.60% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	3,051	$269,344,142.12	56.23%	8.470%	$88,280.61	665	78.70%
Refinance With Cash Out	899	134,995,011.70	28.18	9.370	150,161.30	641	61.21
Refinance No Cash Out	613	73,176,772.50	15.28	7.594	119,374.83	686	62.10
Rehab	15	1,496,704.15	0.31	9.487	99,780.28	710	114.56
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	4,390	$452,101,263.68	94.38%	8.677%	$102,984.34	661	71.33%
Balloon	188	26,911,366.79	5.62	7.178	143,145.57	677	71.69
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fixed-Rate	2,916	$246,885,751.52	51.54%	8.341%	$84,665.90	666	75.90%
Adjustable-Rate	1,662	232,126,878.95	48.46	8.861	139,667.20	657	66.51
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	4,403	$460,657,412.00	96.17%	8.646%	$104,623.53	661	70.73%
Conventional Insured	150	16,705,484.32	3.49	7.310	111,369.90	679	87.38
Uninsured FHA	21	1,322,331.62	0.28	6.643	62,968.17	659	82.70
FMHA	1	185,345.93	0.04	5.190	185,345.93	682	99.43
Corporate Borrower	1	103,169.75	0.02	9.750	103,169.75	771	50.33
Uninsured VA	2	38,886.85	0.01	9.074	19,443.43	700	55.19
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	3,286	$326,275,842.21	68.11%	8.625%	$99,292.71	655	71.97%
PUD	333	55,250,453.85	11.53	8.370	165,917.28	663	76.56
Single Family (Other)*	424	38,879,527.28	8.12	9.602	91,697.00	682	64.32
Condo	385	38,681,439.54	8.08	7.938	100,471.27	691	67.85
2 to 4 Family	150	19,925,367.59	4.16	7.985	132,835.78	689	67.32
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

* Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	3,634	$375,948,717.50	78.48%	8.687%	$103,453.14	654	71.96%
Investment	828	76,409,617.29	15.95	8.585	92,282.15	686	69.61
Second Home	116	26,654,295.68	5.56	7.283	229,778.41	706	67.72
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	1,240	$180,833,863.44	37.75%	9.219%	$145,833.76	650	71.43%
Limited Documentation	1,165	116,954,011.26	24.42	8.340	100,389.71	657	73.29
Full Documentation	1,530	112,732,819.32	23.53	8.017	73,681.58	678	65.85
Alternative	511	52,950,581.70	11.05	8.267	103,621.49	671	79.12
No Income Verified	118	14,861,137.47	3.10	8.475	125,941.84	679	69.21
No Assets Verified	14	680,217.28	0.14	9.067	48,586.95	613	68.27
Total:	4,578	$479,012,630.47	100.00%	8.593%	$104,633.60	662	71.35%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 YR CMT	566	$64,680,468.54	27.86%	7.962%	$114,276.45	694	71.62%
PRIME	395	55,471,951.52	23.90	10.453	140,435.32	610	59.49
6 MO LIBOR	392	82,573,906.13	35.57	9.352	210,647.72	639	69.28
COFI	177	8,411,066.43	3.62	6.460	47,520.15	746	42.54
1 YR LIBOR	57	17,196,876.95	7.41	6.285	301,699.60	709	71.37
3 YR CMT	26	986,113.29	0.42	6.730	37,927.43	654	47.42
5 YR CMT	14	491,608.14	0.21	6.583	35,114.87	746	50.89
6 MO CMT	12	473,973.66	0.20	7.478	39,497.81	728	39.32
FNMA	10	403,130.13	0.17	6.763	40,313.01	692	49.94
1 MO LIBOR	9	1,349,396.92	0.58	7.899	149,932.99	736	64.60
3 MO CMT	2	53,145.23	0.02	7.229	26,572.62	671	41.53
NATLAVG	2	35,242.01	0.02	4.848	17,621.01	665	29.24
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1	96	$21,877,591.70	9.42%	8.254%	$227,891.58	710	74.69%
6	455	91,436,432.16	39.39	9.461	200,959.19	646	67.35
12	1,009	115,918,755.85	49.94	8.554	114,884.79	655	64.92
24	9	316,742.28	0.14	6.697	35,193.59	644	42.88
36	73	1,898,336.98	0.82	6.840	26,004.62	694	38.88
60	20	679,019.98	0.29	6.585	33,951.00	725	50.38
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
-0.375 - 0.001	2	$51,799.19	0.02%	5.476%	$25,899.60	697	29.89%
No Margin	126	3,598,744.02	1.55	6.300	28,561.46	714	39.98
0.250 - 1.000	16	540,492.38	0.23	7.214	33,780.77	678	50.37
1.001 - 2.000	35	4,086,935.87	1.76	7.401	116,769.60	698	58.69
2.001 - 3.000	497	73,569,661.38	31.69	7.300	148,027.49	701	69.66
3.001 - 4.000	387	52,180,462.11	22.48	8.671	134,833.24	660	68.52
4.001 - 5.000	278	38,328,726.39	16.51	9.925	137,873.12	610	62.74
5.001 - 6.000	85	18,410,407.00	7.93	9.773	216,593.02	645	67.03
6.001 - 7.000	155	27,784,616.09	11.97	11.120	179,255.59	601	62.13
7.001 - 8.000	61	10,830,195.54	4.67	10.046	177,544.19	655	73.94
8.001 - 9.000	12	1,887,841.68	0.81	11.539	157,320.14	605	58.67
9.001 - 10.000	6	633,434.54	0.27	12.575	105,572.42	586	56.83
10.001 - 11.400	2	223,562.76	0.10	10.395	111,781.38	554	61.59
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

The minimum and the maximum Gross Margins of the adjustable-rate Mortgage Loans are approximately -0.375% and 11.400%, respectively, and the weighted average is approximately 4.154%.

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Free Writing Prospectus for BAYV 2007-A

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	388	$42,587,098.28	18.35%	9.863%	$109,760.56	597	59.26%
6.800 - 7.999	1	101,486.91	0.04	6.800	101,486.91	724	74.62
8.000 - 8.999	2	638,640.13	0.28	2.924	319,320.07	754	71.62
9.000 - 9.999	67	21,079,988.49	9.08	7.408	314,626.69	722	75.48
10.000 - 10.999	41	8,963,917.17	3.86	6.138	218,632.13	720	70.38
11.000 - 11.999	49	11,108,368.80	4.79	6.225	226,701.40	680	69.84
12.000 - 12.999	139	26,727,136.22	11.51	7.269	192,281.56	684	71.39
13.000 - 13.999	182	26,385,328.33	11.37	7.776	144,974.33	698	69.43
14.000 - 14.999	226	29,272,875.48	12.61	8.582	129,526.00	669	73.77
15.000 - 15.999	183	15,383,727.67	6.63	9.341	84,064.09	645	69.13
16.000 - 16.999	121	12,113,523.77	5.22	10.151	100,111.77	633	62.63
17.000 - 17.999	106	13,806,650.76	5.95	11.137	130,251.42	621	57.59
18.000 - 18.999	111	18,725,807.60	8.07	11.758	168,700.97	604	56.75
19.000 - 19.999	27	4,246,862.26	1.83	12.267	157,291.19	657	51.30
20.000 - 25.000	19	985,467.08	0.42	10.644	51,866.69	707	68.38
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

The minimum and the maximum Maximum Mortgage Rates of the adjustable-rate Mortgage Loans with a Maximum Rate are approximately 6.800% and 25.000%, respectively, and the weighted average is approximately 14.142%.

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	75	$2,515,116.51	1.08%	5.281%	$33,534.89	725	39.98%
0.250 - 0.999	14	478,477.35	0.21	6.618	34,176.95	679	46.48
1.000 - 1.999	15	3,112,714.43	1.34	7.377	207,514.30	717	59.03
2.000 - 2.999	319	51,058,390.26	22.00	6.819	160,057.65	704	68.09
3.000 - 3.999	251	44,532,264.08	19.18	7.953	177,419.38	700	75.60
4.000 - 4.999	98	7,100,171.54	3.06	8.061	72,450.73	669	67.90
5.000 - 5.999	118	16,110,384.14	6.94	9.522	136,528.68	653	62.75
6.000 - 6.999	157	20,414,181.63	8.79	10.871	130,026.63	614	61.22
7.000 - 7.999	84	13,212,877.38	5.69	9.035	157,296.16	612	69.25
8.000 - 8.999	79	11,878,324.41	5.12	9.088	150,358.54	650	71.19
9.000 - 9.999	191	20,388,939.19	8.78	9.939	106,748.37	606	63.55
10.000 - 14.490	261	41,325,038.03	17.80	10.950	158,333.48	608	60.27
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

The minimum and the maximum Minimum Mortgage Rates of the adjustable-rate Mortgage Loans with a Minimum Rate are approximately 0.250% and 14.490%, respectively, and the weighted average is approximately 6.097%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 6	686	$76,569,785.26	32.99%	8.826%	$111,617.76	657	66.10%
7 - 12	499	53,141,823.59	22.89	8.945	106,496.64	645	60.81
13 - 18	88	16,023,714.11	6.90	7.042	182,087.66	684	66.07
19 - 24	154	31,455,822.89	13.55	10.666	204,258.59	625	61.81
25 - 30	17	1,973,630.19	0.85	6.838	116,095.89	638	73.40
31 - 36	35	4,804,618.46	2.07	8.782	137,274.81	643	80.55
37 - 42	13	2,236,771.04	0.96	6.893	172,059.31	704	70.76
43 - 48	15	4,043,795.42	1.74	7.154	269,586.36	673	77.46
49 - 54	36	8,816,130.76	3.80	7.621	244,892.52	697	75.74
55 - 60	62	22,149,529.94	9.54	8.568	357,250.48	678	70.52
61 - 66	2	240,787.44	0.10	8.749	120,393.72	657	93.69
67 - 72	26	4,480,864.72	1.93	9.308	172,340.95	669	91.80
73 - 78	20	3,447,941.46	1.49	9.118	172,397.07	688	87.81
79 - 84	5	1,366,086.41	0.59	11.780	273,217.28	684	49.54
85 - 115	4	1,375,577.26	0.59	6.526	343,894.32	724	77.07
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

The minimum and the maximum Months to Next Rate Adjustment of the adjustable-rate Mortgage Loans are approximately 1 month and 115 months, respectively, and the weighted average is approximately 20 months.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	560	$69,567,471.01	29.97%	9.288%	$124,227.63	638	64.37%
0.500 - 0.749	4	116,012.36	0.05	9.302	29,003.09	725	38.87
0.750 - 0.999	1	61,798.48	0.03	6.625	61,798.48	783	25.33
1.000 - 1.249	260	47,001,686.47	20.25	8.919	180,775.72	654	70.27
1.500 - 1.749	79	7,238,760.13	3.12	10.036	91,629.88	615	64.74
1.750 - 7.500	758	108,141,150.50	46.59	8.483	142,666.43	674	66.43
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

The minimum and the maximum Periodic Caps of the adjustable-rate Mortgage Loans with Periodic Caps are approximately 0.500% and 7.500%, respectively, and the weighted average is approximately 1.751%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Initial Periodic Cap	29	$5,284,080.50	2.28%	10.156%	$182,209.67	645	57.85%
0.500 - 0.749	4	116,012.36	0.05	9.302	29,003.09	725	38.87
0.750 - 0.999	1	61,798.48	0.03	6.625	61,798.48	783	25.33
1.000 - 1.249	598	66,554,993.76	28.67	9.341	111,295.98	631	61.74
1.500 - 1.749	40	1,318,374.70	0.57	8.341	32,959.37	654	55.06
2.000 - 2.249	616	73,683,910.92	31.74	9.192	119,616.74	665	61.63
2.250 - 2.499	1	28,041.68	0.01	9.000	28,041.68	624	38.95
2.500 - 2.749	3	44,807.13	0.02	6.009	14,935.71	717	39.53
2.750 - 2.999	1	3,504.92	0.00	7.500	3,504.92	805	10.01
3.000 - 3.249	150	28,798,226.59	12.41	8.756	191,988.18	636	73.80
3.500 - 3.749	1	101,486.91	0.04	6.800	101,486.91	724	74.62
4.000 - 4.249	3	2,062,466.87	0.89	7.318	687,488.96	723	57.73
5.000 - 15.000	215	54,069,174.13	23.29	7.827	251,484.53	688	76.76
Total:	1,662	$232,126,878.95	100.00%	8.861%	$139,667.20	657	66.51%

The minimum and the maximum Initial Periodic Caps of the adjustable-rate Mortgage Loans with Initial Periodic Caps are approximately 0.500% and 15.000%, respectively, and the weighted average is approximately 2.749%.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
3 - 19	25	$2,584,585.82	4.04%	9.303%	$103,383.43	688	95.85%
20 - 25	45	10,237,576.03	15.98	10.508	227,501.69	619	58.66
26 - 31	3	850,405.75	1.33	7.777	283,468.58	649	81.90
32 - 37	15	2,645,338.34	4.13	6.082	176,355.89	682	79.67
44 - 49	5	3,487,018.76	5.44	6.718	697,403.75	707	71.64
50 - 55	1	223,300.00	0.35	5.295	223,300.00	699	70.00
56 - 61	57	15,379,138.76	24.01	8.112	269,809.45	654	66.96
62 - 67	1	325,000.00	0.51	8.000	325,000.00	NA	76.47
80 - 85	1	58,400.00	0.09	7.500	58,400.00	NA	74.87
116 - 121	88	27,640,396.04	43.15	7.659	314,095.41	681	77.28
176 - 181	2	568,090.99	0.89	6.521	284,045.50	617	82.95
182 - 360	2	50,384.16	0.08	7.747	25,192.08	725	42.63
Total:	245	$64,049,634.65	100.00%	8.158%	$261,427.08	665	72.42%

The minimum and the maximum Original Interest Only Terms of the Mortgage Loans with Interest Only Terms are approximately 3 months and 360 months, respectively, and the weighted average is approximately 77 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired Interest Only Term	13	$1,675,668.37	2.62%	8.157%	$128,897.57	693	88.31%
1 - 6	14	2,337,016.12	3.65	7.556	166,929.72	673	93.22
7 - 12	21	3,440,400.45	5.37	9.426	163,828.59	612	64.50
13 - 18	9	1,811,519.47	2.83	9.974	201,279.94	588	63.87
19 - 24	24	6,065,201.53	9.47	10.808	252,716.73	651	58.20
25 - 30	8	1,093,730.98	1.71	7.400	136,716.37	617	75.62
31 - 36	3	739,535.06	1.15	5.595	246,511.69	589	80.02
37 - 42	4	3,253,100.34	5.08	5.308	813,275.09	693	79.14
43 - 48	9	2,285,153.29	3.57	8.608	253,905.92	708	65.08
49 - 54	28	6,496,245.45	10.14	7.380	232,008.77	682	77.35
55 - 60	20	7,075,792.40	11.05	9.191	353,789.62	632	55.88
73 - 78	6	1,194,414.30	1.86	5.180	199,069.05	779	80.00
85 - 90	2	285,102.91	0.45	6.681	142,551.46	574	58.45
91 - 96	1	99,941.65	0.16	6.000	99,941.65	770	99.94
97 - 102	5	1,000,681.16	1.56	6.962	200,136.23	687	76.95
103 - 108	6	2,169,020.34	3.39	7.061	361,503.39	648	77.82
109 - 114	24	6,449,818.08	10.07	7.552	268,742.42	684	76.79
115 - 120	46	16,009,201.76	24.99	8.096	348,026.13	678	76.55
121 - 166	2	568,090.99	0.89	6.521	284,045.50	617	82.95
Total:	245	$64,049,634.65	100.00%	8.158%	$261,427.08	665	72.42%

The minimum and the maximum Remaining Interest Only Term of the Mortgage Loans with Interest Only Terms are approximately 1 month and 166 months, respectively, and the weighted average is approximately 68 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Pool 1 Mortgage Loan Characteristics

As of the Statistical Calculation Date

Pool 1 Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$230,455,849.19
Aggregate Original Principal Balance	$271,617,639.31
Number of Mortgage Loans	2,738
	Minimum	Maximum	Average (1)
Original Principal Balance	$7,250	$1,000,000	$99,203
Outstanding Principal Balance	$2,917	$997,478	$84,169
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	8	480	319
Remaining Term (months)	1	478	272
Loan Age (months)	0	376	47
Current Interest Rate	5.500%	17.000%	8.776%
Periodic Rate Cap(3)(4)	1.000%	2.000%	1.922%
Gross Margin(3)	1.875%	5.375%	3.072%
Maximum Mortgage Rate(3)(4)	11.500%	19.625%	14.558%
Minimum Mortgage Rate(3)(4)	1.875%	12.375%	3.728%
Months to Next Rate Adjustment(3)	61	115	78
Current Loan-to-Value	1.78%	123.22%	77.56%
Credit Score(4)	500	826	660
	Earliest	Latest
Maturity Date	04/06/2007	01/01/2047
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	0.53%
		1985	0.15%
	Percent of	1986	0.31%
Loan Type	Mortgage Pool	1987	0.37%
Adjustable-Rate	4.73%	1988	0.32%
Fixed-Rate	95.27%	1989	0.38%
		1990	0.29%
	Percent of	1991	0.17%
Occupancy	Mortgage Pool	1992	0.95%
Primary	80.60%	1993	5.11%
Investment	16.25%	1994	2.17%
Second Home	3.14%	1995	0.88%
		1996	0.51%
	Percent of	1997	1.21%
Property Type	Mortgage Pool	1998	3.52%
Single Family	70.77%	1999	2.80%
Single Family (Other)(5)	8.94%	2000	1.49%
PUD	11.53%	2001	7.28%
Condo	4.48%	2002	3.69%
2 to 4 Family	4.28%	2003	8.82%
		2004	8.91%
		2005	14.70%
		2006	31.75%
		2007	3.68%
		Loan Purpose	Percent of Mortgage Pool
		Purchase	73.82%
		Refinance With Cash Out	13.94%
		Refinance No Cash Out	11.70%
		Rehab	0.54%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Pool 1 Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	49.17%	1.33%	49.50%	100.00%
Fixed	92.32%	100.00%	98.06%	95.27%
ARM	7.68%	0.00%	1.94%	4.73%
Current Balance	$113,313,623	$3,069,836	$114,072,390	$230,455,849
No. of Loans	1,242	35	1,461	2,738
Average Current Balance	$91,235	$87,710	$78,078	$84,169
% => $200K	28.14%	8.74%	26.87%	27.25%
% => $500K	7.22%	0.00%	6.60%	6.82%
WAC	8.498%	7.050%	9.099%	8.776%
WAM	276	283	267	272
WA AGE	43	73	50	47
WA OTERM	319	355	318	319
Balloon	7.09%	0.00%	8.06%	7.48%
Fully Amortizing	92.91%	100.00%	91.94%	92.52%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	704	594	613	660
% below 640	0.00%	81.28%	72.52%	36.98%
WA Current LTV	77.71%	84.41%	77.22%	77.56%
wa MARGIN	3.091%	0.000%	3.000%	3.072%
wa Lifetime Cap (non-zero)	14.542%	0.000%	14.618%	14.558%
wa MTR	80	0	72	78
Property Type:
Single Family	68.01%	78.30%	73.31%	70.77%
Single Family (Other) (1)	10.32%	0.00%	7.81%	8.94%
Condo	6.00%	1.99%	3.03%	4.48%
PUD	9.37%	19.71%	13.46%	11.53%
2-4 Family	6.30%	0.00%	2.39%	4.28%
Occupancy Status:
Owner Occupied	73.56%	88.74%	87.38%	80.60%
Investment	22.26%	2.04%	10.67%	16.25%
Second Home	4.18%	9.22%	1.95%	3.14%
Loan Purpose:
Purchase	74.65%	75.37%	72.96%	73.82%
Refinance With Cash Out	14.28%	1.81%	13.92%	13.94%
Refinance No Cash Out	9.97%	22.81%	13.12%	11.70%
Rehabilitation	1.10%	0.00%	0.00%	0.54%
Insurance:
Insured	3.33%	100.00%	0.00%	2.97%
Non-Insured	96.67%	0.00%	100.00%	97.03%
States > 10% of Total:
Texas	32.70%	2.99%	43.13%	37.47%
California	9.85%	8.02%	11.39%	10.59%
Other	57.45%	88.99%	45.48%	51.95%
Delinquency Status:
0 - 29 Days	100.00%	100.00%	87.02%	93.57%
30 - 59 Days	0.00%	0.00%	12.98%	6.43%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

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Free Writing Prospectus for BAYV 2007-A

Pool 1 Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
1 YR CMT	64.03%	0.00%	100.00%	71.31%
1 YR LIBOR	9.78%	0.00%	0.00%	7.80%
6 MO LIBOR	14.72%	0.00%	0.00%	11.74%
PRIME	11.46%	0.00%	0.00%	9.14%

(1) Adjustable Rate Mortgage loans only.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Pool 1 Mortgage Loan Characteristics

As of the Statistical Calculation Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
7,250.00 - 49,999.99	863	$21,693,263.22	9.41%	10.038%	$25,137.04	628	73.68%
50,000.00 - 99,999.99	1,096	72,333,015.64	31.39	9.502	65,997.28	640	83.85
100,000.00 - 149,999.99	395	44,649,144.24	19.37	8.833	113,035.81	655	85.06
150,000.00 - 199,999.99	131	20,904,521.97	9.07	8.350	159,576.50	654	78.25
200,000.00 - 249,999.99	70	13,088,467.61	5.68	8.027	186,978.11	661	72.35
250,000.00 - 299,999.99	43	9,338,056.69	4.05	7.641	217,164.11	658	69.03
300,000.00 - 349,999.99	31	8,031,891.42	3.49	8.335	259,093.27	662	66.19
350,000.00 - 399,999.99	15	3,631,442.86	1.58	6.858	242,096.19	692	72.11
400,000.00 - 449,999.99	27	8,143,758.10	3.53	7.419	301,620.67	720	70.08
450,000.00 - 499,999.99	23	7,647,814.13	3.32	7.213	332,513.66	708	66.18
500,000.00 - 549,999.99	8	2,621,187.41	1.14	6.828	327,648.43	744	69.46
550,000.00 - 599,999.99	9	3,456,075.07	1.50	7.022	384,008.34	743	64.87
600,000.00 - 649,999.99	13	5,794,837.32	2.51	7.340	445,756.72	726	64.79
650,000.00 - 699,999.99	5	3,153,184.08	1.37	8.590	630,636.82	727	59.38
700,000.00 - 749,999.99	1	731,250.00	0.32	7.250	731,250.00	694	75.00
800,000.00 - 849,999.99	3	1,695,525.16	0.74	7.061	565,175.05	775	58.71
850,000.00 - 899,999.99	1	677,904.97	0.29	7.125	677,904.97	708	44.02
900,000.00 - 949,999.99	1	899,375.89	0.39	13.000	899,375.89	731	99.93
950,000.00 - 1,000,000.00	3	1,965,133.41	0.85	9.708	655,044.47	732	36.37
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Original Principal Balances of the Pool 1 Mortgage Loans are approximately $7,250 and $1,000,000 respectively, and the average is approximately $99,203.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
2,917.37 - 49,999.99	1,080	$29,275,944.13	12.70%	9.756%	$27,107.36	633	68.37%
50,000.00 - 99,999.99	990	72,991,628.51	31.67	9.381	73,728.92	644	83.36
100,000.00 - 149,999.99	370	44,484,456.59	19.30	8.772	120,228.26	658	84.27
150,000.00 - 199,999.99	121	20,898,960.21	9.07	8.346	172,718.68	654	77.28
200,000.00 - 249,999.99	57	12,843,126.10	5.57	7.842	225,318.00	643	73.51
250,000.00 - 299,999.99	26	7,071,160.43	3.07	8.293	271,967.71	675	73.77
300,000.00 - 349,999.99	21	6,817,744.14	2.96	8.031	324,654.48	679	66.17
350,000.00 - 399,999.99	18	6,723,234.93	2.92	7.027	373,513.05	706	69.95
400,000.00 - 449,999.99	22	9,411,343.67	4.08	7.249	427,788.35	733	69.57
450,000.00 - 499,999.99	9	4,227,587.43	1.83	7.007	469,731.94	689	74.94
500,000.00 - 549,999.99	6	3,181,127.42	1.38	6.962	530,187.90	748	81.77
550,000.00 - 599,999.99	3	1,745,191.47	0.76	6.913	581,730.49	765	74.52
600,000.00 - 649,999.99	6	3,715,282.80	1.61	7.574	619,213.80	705	63.82
650,000.00 - 699,999.99	3	2,025,494.26	0.88	9.772	675,164.75	680	61.21
700,000.00 - 749,999.99	1	731,250.00	0.32	7.250	731,250.00	694	75.00
750,000.00 - 799,999.99	2	1,529,665.94	0.66	7.000	764,832.97	775	63.79
850,000.00 - 899,999.99	2	1,785,173.47	0.77	9.961	892,586.74	756	71.27
950,000.00 - 997,477.69	1	997,477.69	0.43	12.375	997,477.69	687	33.70
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Current Principal Balances of the Pool 1 Mortgage Loans are approximately $2,917 and $997,478, respectively, and the average is approximately $84,169.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
5.500 - 5.999	21	$4,120,678.90	1.79%	5.814%	$196,222.80	715	70.87%
6.000 - 6.999	256	35,333,602.24	15.33	6.413	138,021.88	699	70.05
7.000 - 7.999	397	51,540,938.27	22.36	7.337	129,826.04	684	69.33
8.000 - 8.999	382	28,562,266.57	12.39	8.355	74,770.33	654	75.67
9.000 - 9.999	536	40,812,365.57	17.71	9.413	76,142.47	652	87.83
10.000 - 10.999	587	41,072,962.95	17.82	10.455	69,970.98	638	86.47
11.000 - 11.999	394	20,897,637.84	9.07	11.381	53,039.69	601	81.55
12.000 - 12.999	125	5,368,327.54	2.33	12.301	42,946.62	620	60.71
13.000 - 13.999	25	2,148,632.34	0.93	13.292	85,945.29	688	79.33
14.000 - 14.999	8	179,699.77	0.08	14.525	22,462.47	608	57.87
15.000 - 15.999	4	337,992.74	0.15	15.271	84,498.19	641	60.37
16.000 - 17.000	3	80,744.46	0.04	16.553	26,914.82	641	45.91
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Current Interest Rates of the Pool 1 Mortgage Loans are approximately 5.500% and 17.000%, respectively, and the weighted average is approximately 8.776%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	172	$14,285,928.47	6.20%	9.173%	$83,057.72	NA	76.73%
500 - 520	122	7,018,653.08	3.05	9.274	57,529.94	511	77.92
521 - 540	113	6,754,291.69	2.93	9.451	59,772.49	530	78.72
541 - 560	140	8,745,916.79	3.80	9.282	62,470.83	551	77.03
561 - 580	163	9,963,923.44	4.32	9.435	61,128.36	571	77.96
581 - 600	234	14,556,366.65	6.32	9.545	62,206.70	591	81.44
601 - 620	223	18,423,713.13	7.99	9.648	82,617.55	611	82.31
621 - 640	237	20,653,423.09	8.96	8.994	87,145.25	631	82.44
641 - 660	263	23,292,031.21	10.11	9.004	88,562.86	651	81.99
661 - 680	254	22,777,682.07	9.88	8.873	89,675.91	670	82.14
681 - 700	235	22,040,348.91	9.56	8.988	93,788.72	689	78.66
701 - 720	141	14,877,418.12	6.46	7.865	105,513.60	710	77.70
721 - 740	117	12,351,211.98	5.36	8.251	105,565.91	730	76.57
741 - 760	86	9,868,827.58	4.28	7.745	114,753.81	752	74.55
761 - 780	94	10,363,909.51	4.50	7.356	110,254.36	771	64.81
781 - 800	76	7,614,437.59	3.30	7.219	100,189.97	790	55.87
801 - 820	56	5,943,673.92	2.58	6.862	106,137.03	809	57.26
821 - 826	12	924,091.96	0.40	8.222	77,007.66	822	58.62
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Credit Scores of the Pool 1 Mortgage Loans with Credit Scores are approximately 500 and 826, respectively, and the weighted average is approximately 660.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
16.23 - 20.00	3	$135,507.36	0.06%	6.527%	$45,169.12	758	16.27%
20.01 - 30.00	18	875,854.93	0.38	7.997	48,658.61	732	21.62
30.01 - 40.00	31	2,716,121.16	1.18	10.066	87,616.81	685	32.85
40.01 - 50.00	73	7,032,461.61	3.05	7.868	96,335.09	712	41.23
50.01 - 60.00	92	9,955,792.22	4.32	8.351	108,215.13	695	47.73
60.01 - 70.00	158	18,655,327.83	8.09	8.309	118,071.70	688	59.34
70.01 - 80.00	474	54,115,561.03	23.48	7.688	114,167.85	675	69.72
80.01 - 90.00	609	41,349,090.09	17.94	9.173	67,896.70	638	81.18
90.01 - 95.00	959	73,821,939.33	32.03	9.654	76,978.04	646	91.59
95.01 - 100.00	278	19,090,236.65	8.28	8.491	68,669.92	652	90.46
100.01 - 105.00	19	1,030,026.05	0.45	8.207	54,211.90	664	90.53
105.01 - 110.00	8	417,182.22	0.18	8.600	52,147.78	653	92.37
110.01 - 115.00	6	448,329.01	0.19	9.329	74,721.50	703	102.68
115.01 - 120.00	4	310,334.33	0.13	9.166	77,583.58	739	117.23
120.01 - 125.00	5	462,173.92	0.20	8.985	92,434.78	674	119.39
140.01 - 140.75	1	39,911.45	0.02	11.750	39,911.45	577	75.30
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Original Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 16.23% and 140.75%, respectively, and the weighted average is approximately 83.48%.

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.78 - 10.00	52	$994,710.71	0.43%	7.580%	$19,129.05	748	6.87%
10.01 - 20.00	129	3,198,343.25	1.39	7.752	24,793.36	721	14.53
20.01 - 30.00	100	1,852,785.08	0.80	8.859	18,527.85	701	25.31
30.01 - 40.00	97	5,258,666.96	2.28	9.331	54,213.06	694	35.15
40.01 - 50.00	137	11,698,056.55	5.08	8.070	85,387.27	696	45.72
50.01 - 60.00	170	16,466,496.91	7.15	8.139	96,861.75	685	55.46
60.01 - 70.00	223	24,245,160.96	10.52	8.289	108,722.69	676	64.41
70.01 - 80.00	413	47,600,430.33	20.65	7.788	115,255.28	667	76.34
80.01 - 90.00	559	40,976,430.43	17.78	9.398	73,303.10	626	86.79
90.01 - 95.00	756	66,267,469.99	28.75	9.596	87,655.38	648	93.43
95.01 - 100.00	77	9,735,802.52	4.22	8.697	126,438.99	677	98.40
100.01 - 105.00	10	871,492.50	0.38	7.750	87,149.25	664	102.60
105.01 - 110.00	3	149,108.04	0.06	9.186	49,702.68	665	106.85
110.01 - 115.00	5	446,930.44	0.19	9.755	89,386.09	682	112.53
115.01 - 120.00	4	386,380.43	0.17	9.250	96,595.11	729	118.52
120.01 - 123.22	3	307,584.09	0.13	9.250	102,528.03	680	122.36
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Current Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 1.78% and 123.22%, respectively, and the weighted average is approximately 77.56%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Delinquency Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 29 Days	2,674	$215,646,744.65	93.57%	8.894%	$80,645.75	655	78.69%
30 - 59 Days	64	14,809,104.54	6.43	7.055	231,392.26	744	60.96
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Number of 30-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,001	$167,995,782.88	72.90%	8.895%	$83,955.91	667	79.57%
1	249	32,241,717.81	13.99	8.037	129,484.81	697	70.51
2	94	6,457,301.60	2.80	8.893	68,694.70	615	74.05
3	83	6,594,240.22	2.86	8.731	79,448.68	606	71.38
4	69	4,103,667.06	1.78	9.053	59,473.44	580	75.07
5	40	2,006,292.70	0.87	9.746	50,157.32	586	76.50
6	41	2,772,232.75	1.20	8.614	67,615.43	580	68.17
7	33	1,312,156.62	0.57	9.218	39,762.32	555	76.86
8	34	1,675,887.74	0.73	8.910	49,290.82	567	74.53
9	39	2,205,158.01	0.96	8.923	56,542.51	565	77.90
10	28	1,910,993.52	0.83	8.432	68,249.77	550	73.92
11	26	1,118,219.06	0.49	9.093	43,008.43	565	79.51
12	1	62,199.22	0.03	9.250	62,199.22	553	72.32
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Number of 60-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,506	$216,144,993.62	93.79%	8.766%	$86,251.00	666	77.74%
1	88	5,195,626.85	2.25	8.952	59,041.21	606	72.40
2	26	1,148,781.35	0.50	9.346	44,183.90	570	80.08
3	43	3,200,386.35	1.39	8.735	74,427.59	573	72.92
4	24	1,962,021.21	0.85	8.270	81,750.88	535	76.97
5	19	1,020,836.95	0.44	9.138	53,728.26	545	74.87
6	7	193,985.58	0.08	10.258	27,712.23	529	77.42
7	10	625,520.53	0.27	9.187	62,552.05	575	81.94
8	7	374,710.28	0.16	10.482	53,530.04	545	73.02
9	3	140,194.29	0.06	13.350	46,731.43	589	64.44
10	5	448,792.18	0.19	7.765	89,758.44	575	87.75
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Number of 90-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,651	$224,561,543.83	97.44%	8.770%	$84,708.24	663	77.62%
1	41	2,593,328.91	1.13	8.774	63,251.92	548	73.48
2	7	677,121.31	0.29	8.877	96,731.62	626	71.65
3	15	1,138,918.38	0.49	8.928	75,927.89	541	75.35
4	5	274,688.62	0.12	9.174	54,937.72	589	82.46
5	8	461,584.25	0.20	10.425	57,698.03	564	80.56
6	1	25,466.18	0.01	13.875	25,466.18	598	49.93
7	5	274,405.53	0.12	11.090	54,881.11	572	65.09
9	5	448,792.18	0.19	7.765	89,758.44	575	87.75
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Number of 120-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,694	$227,230,300.07	98.60%	8.771%	$84,346.81	662	77.57%
1	19	1,292,796.72	0.56	9.124	68,041.93	583	75.01
2	6	679,782.93	0.29	8.628	113,297.16	554	73.67
3	8	504,305.58	0.22	9.937	63,038.20	574	81.45
4	1	20,667.35	0.01	14.125	20,667.35	600	44.93
5	3	224,907.43	0.10	12.355	74,969.14	573	62.16
6	2	54,296.93	0.02	6.000	27,148.47	NA	77.80
8	5	448,792.18	0.19	7.765	89,758.44	575	87.75
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Number of 150-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,717	$228,681,510.41	99.23%	8.773%	$84,166.92	661	77.55%
1	10	993,179.78	0.43	9.309	99,317.98	557	77.61
2	1	53,162.46	0.02	8.115	53,162.46	597	73.33
3	2	199,441.25	0.09	12.161	99,720.63	570	63.72
4	1	25,466.18	0.01	13.875	25,466.18	598	49.93
5	2	54,296.93	0.02	6.000	27,148.47	NA	77.80
7	5	448,792.18	0.19	7.765	89,758.44	575	87.75
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Number of 180-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,727	$229,674,690.19	99.66%	8.775%	$84,222.48	661	77.55%
1	3	252,603.71	0.11	11.310	84,201.24	575	65.74
3	3	79,763.11	0.03	8.514	26,587.70	598	68.90
4	1	15,890.47	0.01	9.250	15,890.47	609	74.87
5	2	170,886.67	0.07	7.805	85,443.34	567	81.54
6	2	262,015.04	0.11	7.649	131,007.52	578	92.59
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
8 - 59	35	$4,499,943.99	1.95%	7.241%	$128,569.83	672	69.45%
60 - 119	94	7,458,438.83	3.24	7.815	79,345.09	669	73.56
120 - 179	153	7,020,223.68	3.05	8.079	45,883.81	668	68.07
180 - 239	369	18,447,205.66	8.00	8.246	49,992.43	668	58.44
240 - 299	162	8,080,109.63	3.51	9.414	49,877.22	657	67.11
300 - 359	127	9,079,393.93	3.94	8.756	71,491.29	667	75.06
360 - 419	1,792	175,006,026.04	75.94	8.911	97,659.61	659	80.84
420 - 480	6	864,507.43	0.38	8.877	144,084.57	604	97.07
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Original Terms to Maturity of the Pool 1 Mortgage Loans are approximately 8 months and 480 months, respectively, and the weighted average is approximately 319 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 60	374	$15,138,196.47	6.57%	7.824%	$40,476.46	682	52.89%
61 - 120	307	16,036,780.87	6.96	8.349	52,237.07	671	63.63
121 - 180	238	12,842,003.57	5.57	8.700	53,958.00	647	71.18
181 - 240	234	23,449,426.75	10.18	8.351	100,211.23	676	61.60
241 - 300	334	30,384,747.48	13.18	8.527	90,972.30	668	73.15
301 - 360	1,245	131,719,235.79	57.16	9.077	105,798.58	654	86.43
361 - 478	6	885,458.26	0.38	8.976	147,576.38	602	97.48
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Remaining Terms to Maturity of the Pool 1 Mortgage Loans are approximately 1 month and 478 months, respectively, and the weighted average is approximately 272 months.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 59	1,687	$166,303,801.96	72.16%	8.927%	$98,579.61	655	83.97%
60 - 119	515	36,734,763.37	15.94	8.388	71,329.64	670	69.07
120 - 179	325	22,617,061.18	9.81	8.034	69,590.96	686	50.25
180 - 239	89	2,951,073.49	1.28	9.798	33,158.13	648	55.61
240 - 299	48	1,319,061.65	0.57	10.663	27,480.45	687	47.17
300 - 359	73	524,656.15	0.23	9.466	7,187.07	684	17.31
360 - 376	1	5,431.39	0.00	8.750	5,431.39	655	25.15
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

The minimum and the maximum Seasoning of the Pool 1 Mortgage Loans are approximately 0 months and 376 months, respectively, and the weighted average is approximately 47 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Texas	1,340	$86,346,580.49	37.47%	9.985%	$64,437.75	636	87.43%
California	144	24,394,322.86	10.59	7.654	169,405.02	707	61.12
Florida	197	20,652,319.52	8.96	8.474	104,834.11	656	76.47
New York	188	16,202,005.22	7.03	7.869	86,180.88	677	71.76
Georgia	66	9,069,358.49	3.94	8.455	137,414.52	664	81.51
Illinois	46	6,338,156.02	2.75	8.090	137,786.00	697	84.82
Arizona	45	5,381,360.27	2.34	8.003	119,585.78	650	78.68
New jersey	44	5,287,910.10	2.29	8.154	120,179.78	686	63.70
North Carolina	52	4,838,841.75	2.10	8.740	93,054.65	652	78.69
Pennsylvania	59	4,320,920.62	1.87	8.151	73,235.94	647	72.75
Colorado	20	3,423,291.45	1.49	8.657	171,164.57	670	59.82
Virginia	23	3,405,557.20	1.48	7.347	148,067.70	727	62.93
Maryland	33	3,006,970.15	1.30	8.809	91,120.31	648	68.00
South Carolina	25	2,641,455.37	1.15	8.648	105,658.21	644	79.31
Nevada	17	2,591,380.90	1.12	7.767	152,434.17	683	79.13
Michigan	30	2,513,362.96	1.09	8.342	83,778.77	620	76.14
Washington	15	2,486,824.95	1.08	7.270	165,788.33	705	65.18
Oregon	16	2,398,611.53	1.04	6.533	149,913.22	736	64.72
Indiana	30	2,068,437.90	0.90	7.996	68,947.93	662	79.53
Connecticut	10	1,889,358.74	0.82	7.742	188,935.87	678	57.60
Other	338	21,198,822.70	9.20	7.995	62,718.41	664	72.59
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

No more than approximately 0.76% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	2,227	$170,132,343.52	73.82%	8.958%	$76,395.30	655	82.78%
Refinance With Cash Out	265	32,116,215.69	13.94	8.501	121,193.27	667	61.79
Refinance No Cash Out	233	26,959,935.65	11.70	7.932	115,707.88	686	61.63
Rehab	13	1,247,354.33	0.54	9.310	95,950.33	709	115.30
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	2,588	$213,224,380.11	92.52%	8.862%	$82,389.64	661	77.81%
Balloon	150	17,231,469.08	7.48	7.718	114,876.46	658	74.37
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fixed-Rate	2,681	$219,544,591.90	95.27%	8.755%	$81,889.07	659	77.26%
Adjustable-Rate	57	10,911,257.29	4.73	9.195	191,425.57	684	83.43
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	2,651	$222,669,346.81	96.62%	8.835%	$83,994.47	660	77.31%
Conventional Insured	70	6,845,329.48	2.97	7.117	97,790.42	661	84.79
Uninsured FHA	15	902,286.05	0.39	6.905	60,152.40	656	85.34
Uninsured VA	2	38,886.85	0.02	9.074	19,443.43	700	55.19
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	2,005	$163,093,589.17	70.77%	8.868%	$81,343.44	654	78.25%
PUD	215	26,572,681.08	11.53	8.780	123,593.87	656	81.23
Single Family (Other)*	298	20,602,621.84	8.94	8.834	69,136.31	682	70.88
Condo	139	10,314,123.60	4.48	8.162	74,202.33	702	74.72
2 to 4 Family	81	9,872,833.50	4.28	7.761	121,886.83	694	73.02
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

* Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	2,212	$185,749,754.04	80.60%	8.894%	$83,973.67	654	78.25%
Investment	488	37,460,059.04	16.25	8.410	76,762.42	685	75.42
Second Home	38	7,246,036.11	3.14	7.640	190,685.16	705	70.79
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Limited Documentation	855	$66,667,322.46	28.93%	8.680%	$77,973.48	655	78.95%
Full Documentation	821	63,570,232.68	27.58	8.558	77,430.25	669	70.42
Stated Documentation	604	62,206,040.06	26.99	8.927	102,990.13	659	81.09
Alternative	380	32,212,340.58	13.98	9.146	84,769.32	658	83.66
No Income Verified	66	5,204,384.30	2.26	8.512	78,854.31	662	67.62
No Assets Verified	12	595,529.11	0.26	9.385	49,627.43	605	70.40
Total:	2,738	$230,455,849.19	100.00%	8.776%	$84,169.41	660	77.56%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 YR CMT	50	$7,781,128.73	71.31%	9.499%	$155,622.57	667	93.06%
6 MO LIBOR	4	1,281,298.32	11.74	6.033	320,324.58	729	66.27
1 YR LIBOR	2	851,352.55	7.80	7.442	425,676.28	760	79.57
PRIME	1	997,477.69	9.14	12.375	997,477.69	687	33.70
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
6	5	$2,278,776.01	20.88%	8.809%	$455,755.20	711	52.02%
12	52	8,632,481.28	79.12	9.296	166,009.26	676	91.73
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.875 - 2.000	1	$416,000.00	3.81%	7.250%	$416,000.00	745	80.00%
2.001 - 3.000	55	9,497,779.60	87.05	8.946	172,686.90	681	88.81
5.001 - 5.375	1	997,477.69	9.14	12.375	997,477.69	687	33.70
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

The minimum and the maximum Gross Margins of the Adjustable Rate Pool 1 Mortgage Loans are approximately 1.875% and 5.375%, respectively, and the weighted average is approximately 3.072%.

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
11.500 - 11.999	2	$673,721.06	6.17%	5.500%	$336,860.53	744	59.87%
12.000 - 12.999	3	1,023,577.26	9.38	6.879	341,192.42	726	76.07
13.000 - 13.999	6	1,150,949.11	10.55	8.246	191,824.85	732	86.73
14.000 - 14.999	33	5,611,467.48	51.43	9.418	170,044.47	667	93.61
15.000 - 15.999	12	1,454,064.69	13.33	10.242	121,172.06	651	91.76
19.000 - 19.625	1	997,477.69	9.14	12.375	997,477.69	687	33.70
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

The minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Pool 1 Mortgage Loans with a Maximum Rate are approximately 11.500% and 19.625%, respectively, and the weighted average is approximately 14.558%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.875 - 1.999	1	$416,000.00	3.81%	7.250%	$416,000.00	745	80.00%
2.000 - 2.999	5	1,716,650.87	15.73	6.437	343,330.17	741	69.54
3.000 - 3.999	49	7,605,671.72	69.70	9.493	155,217.79	667	93.14
4.000 - 4.999	1	175,457.01	1.61	9.750	175,457.01	656	89.52
10.000 - 12.375	1	997,477.69	9.14	12.375	997,477.69	687	33.70
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

The minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Pool 1 Mortgage Loans with a Minimum Rate are approximately 1.875% and 12.375%, respectively, and the weighted average is approximately 3.728%.

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
61 - 66	2	$240,787.44	2.21%	8.749%	$120,393.72	657	93.69%
67 - 72	26	4,480,864.72	41.07	9.308	172,340.95	669	91.80
73 - 78	20	3,447,941.46	31.60	9.118	172,397.07	688	87.81
79 - 84	5	1,366,086.41	12.52	11.780	273,217.28	684	49.54
85 - 115	4	1,375,577.26	12.61	6.526	343,894.32	724	77.07
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Pool 1 Mortgage Loans are approximately 61 month and 115 months, respectively, and the weighted average is approximately 78 months.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 1.249	1	$352,000.00	3.23%	5.500%	$352,000.00	717	80.00%
1.500 - 1.749	1	997,477.69	9.14	12.375	997,477.69	687	33.70
1.750 - 2.000	55	9,561,779.60	87.63	8.999	173,850.54	682	88.75
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

The minimum and the maximum Periodic Caps of the Adjustable Rate Pool 1 Mortgage Loans with Periodic Caps are approximately 1.000% and 2.000%, respectively, and the weighted average is approximately 1.922%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
2.000 - 2.249	2	$1,432,830.24	13.13%	10.932%	$716,415.12	713	47.51%
5.000 - 6.000	55	9,478,427.05	86.87	8.932	172,335.04	679	88.86
Total:	57	$10,911,257.29	100.00%	9.195%	$191,425.57	684	83.43%

The minimum and the maximum Initial Periodic Caps of the Adjustable Rate Pool 1 Mortgage Loans with Initial Periodic Caps are approximately 2.000% and 6.000%, respectively, and the weighted average is approximately 4.691%.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
5 - 19	19	$2,043,752.88	13.36%	9.152%	$107,565.94	691	100.13%
20 - 25	7	752,239.14	4.92	8.776	107,462.73	645	67.03
26 - 31	3	850,405.75	5.56	7.777	283,468.58	649	81.90
32 - 37	8	799,497.41	5.23	7.194	99,937.18	667	70.33
44 - 49	1	33,018.42	0.22	10.000	33,018.42	570	80.53
56 - 61	16	2,942,901.65	19.24	7.729	183,931.35	670	69.97
62 - 67	1	325,000.00	2.12	8.000	325,000.00	NA	76.47
80 - 85	1	58,400.00	0.38	7.500	58,400.00	NA	74.87
116 - 121	26	7,089,980.27	46.34	7.037	272,691.55	680	77.73
176 - 181	1	398,999.99	2.61	6.000	398,999.99	650	79.96
182 - 244	1	4,456.92	0.03	9.000	4,456.92	581	8.57
Total:	84	$15,298,652.43	100.00%	7.589%	$182,126.81	675	78.56%

The minimum and the maximum Original Interest Only Terms of the Pool 1 Mortgage Loans with Interest Only Terms are approximately 5 months and 244 months, respectively, and the weighted average is approximately 79 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired Interest Only Term	8	$685,612.61	4.48%	9.246%	$85,701.58	729	104.20%
1 - 6	9	1,115,482.83	7.29	8.795	123,942.54	690	110.14
7 - 12	5	787,300.00	5.15	8.596	157,460.00	641	68.49
13 - 18	5	486,831.79	3.18	7.521	97,366.36	654	74.58
19 - 24	5	834,567.95	5.46	8.428	166,913.59	635	69.59
25 - 30	5	536,100.00	3.50	7.572	107,220.00	679	71.51
31 - 36	1	33,018.42	0.22	10.000	33,018.42	570	80.53
37 - 42	3	528,100.00	3.45	6.900	176,033.33	611	77.00
43 - 48	3	509,486.67	3.33	6.897	169,828.89	654	68.10
49 - 54	10	2,186,314.98	14.29	7.188	218,631.50	691	76.50
55 - 60	2	585,000.00	3.82	9.778	292,500.00	NA	71.37
73 - 78	2	62,856.92	0.41	7.606	31,428.46	581	70.17
85 - 90	1	239,175.67	1.56	6.500	239,175.67	542	60.86
91 - 96	1	99,941.65	0.65	6.000	99,941.65	770	99.94
97 - 102	2	400,900.74	2.62	5.561	200,450.37	720	72.41
103 - 108	3	552,466.95	3.61	7.446	184,155.65	643	78.44
109 - 114	9	2,985,284.88	19.51	7.246	331,698.32	683	75.71
115 - 120	9	2,271,210.38	14.85	7.272	252,356.71	688	76.87
121 - 166	1	398,999.99	2.61	6.000	398,999.99	650	79.96
Total:	84	$15,298,652.43	100.00%	7.589%	$182,126.81	675	78.56%

The minimum and the maximum Remaining Interest Only Term of the Pool 1 Mortgage Loans with Interest Only Terms are approximately 1 month and 166 months, respectively, and the weighted average is approximately 68 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Pool 2 Mortgage Loan Characteristics

As of the Statistical Calculation Date

Pool 2 Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$248,556,781.28
Aggregate Original Principal Balance	$279,851,534.20
Number of Mortgage Loans	1,840
	Minimum	Maximum	Average (1)
Original Principal Balance	$10,500	$3,125,000	$152,093
Outstanding Principal Balance	$3,041	$2,725,000	$135,085
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	36	480	340
Remaining Term (months)	1	479	300
Loan Age (months)	0	349	40
Current Interest Rate	1.000%	14.900%	8.423%
Periodic Rate Cap(3)(4)	0.500%	7.500%	1.739%
Gross Margin(3)	-0.375%	11.400%	4.207%
Maximum Mortgage Rate(3)(4)	6.800%	25.000%	14.117%
Minimum Mortgage Rate(3)(4)	0.250%	14.490%	6.216%
Months to Next Rate Adjustment(3)	1	60	18
Current Loan-to-Value	1.81%	120.60%	65.60%
Credit Score(4)	500	840	663
	Earliest	Latest
Maturity Date	04/01/2007	02/01/2047
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	2.33%
		1985	0.48%
	Percent of	1986	0.36%
Loan Type	Mortgage Pool	1987	1.55%
Adjustable-Rate	89.00%	1988	1.36%
Fixed-Rate	11.00%	1989	0.66%
		1990	0.81%
	Percent of	1991	0.30%
Occupancy	Mortgage Pool	1992	0.28%
Primary	76.52%	1993	0.53%
Investment	15.67%	1994	0.82%
Second Home	7.81%	1995	0.28%
		1996	0.47%
	Percent of	1997	1.10%
Property Type	Mortgage Pool	1998	1.21%
Single Family	65.65%	1999	1.46%
Single Family (Other)(5)	7.35%	2000	1.44%
PUD	11.54%	2001	1.21%
Condo	11.41%	2002	4.58%
2 to 4 Family	4.04%	2003	10.91%
		2004	1.48%
		2005	10.51%
		2006	49.44%
		2007	6.43%
		Loan Purpose	Percent of Mortgage Pool
		Purchase	39.92%
		Refinance With Cash Out	41.39%
		Refinance No Cash Out	18.59%
		Rehab	0.10%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

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Free Writing Prospectus for BAYV 2007-A

Pool 2 Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	53.59%	1.02%	45.39%	100.00%
Fixed	15.88%	22.64%	4.98%	11.00%
ARM	84.12%	77.36%	95.02%	89.00%
Current Balance	$133,197,230	$2,530,599	$112,828,952	$248,556,781
No. of Loans	899	25	916	1,840
Average Current Balance	$148,162	$101,224	$123,176	$135,085
% => $200K	64.48%	36.34%	41.63%	53.82%
% => $500K	21.79%	0.00%	6.64%	14.69%
WAC	7.524%	7.735%	9.500%	8.423%
WAM	288	290	315	300
WA AGE	48	51	31	40
WA OTERM	336	341	346	340
Balloon	5.68%	7.04%	1.72%	3.89%
Fully Amortizing	94.32%	92.96%	98.28%	96.11%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	721	625	587	663
% below 640	0.00%	71.81%	83.63%	38.69%
WA Current LTV	67.09%	92.22%	63.24%	65.60%
wa MARGIN	3.561%	3.551%	4.894%	4.207%
wa Lifetime Cap (non-zero)	13.211%	12.255%	15.532%	14.117%
wa MTR	21	10	14	18
Property Type:
Single Family	59.72%	62.34%	72.73%	65.65%
Single Family (Other) (1)	10.24%	0.00%	4.11%	7.35%
Condo	11.73%	16.66%	10.92%	11.41%
PUD	13.38%	13.96%	9.31%	11.54%
2-4 Family	4.93%	7.04%	2.93%	4.04%
Occupancy Status:
Owner Occupied	69.99%	94.59%	83.83%	76.52%
Investment	20.13%	5.41%	10.64%	15.67%
Second Home	9.88%	0.00%	5.53%	7.81%
Loan Purpose:
Purchase	47.55%	72.31%	30.18%	39.92%
Refinance With Cash Out	29.17%	13.77%	56.44%	41.39%
Refinance No Cash Out	23.10%	13.92%	13.39%	18.59%
Rehabilitation	0.19%	0.00%	0.00%	0.10%
Insurance:
Insured	5.57%	100.00%	0.00%	4.00%
Non-Insured	94.43%	0.00%	100.00%	96.00%
States > 10% of Total:
Florida	17.71%	6.68%	41.31%	28.31%
California	21.26%	0.00%	11.74%	16.72%
Other	61.04%	93.32%	46.95%	54.97%
Delinquency Status:
0 - 29 Days	100.00%	100.00%	88.75%	94.89%
30 - 59 Days	0.00%	0.00%	11.25%	5.11%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Pool 2 Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
1 MO LIBOR	1.20%	0.00%	0.00%	0.61%
1 YR CMT	35.97%	81.11%	14.00%	25.72%
1 YR LIBOR	12.12%	0.00%	2.58%	7.39%
3 MO CMT	0.02%	0.00%	0.03%	0.02%
3 YR CMT	0.30%	0.00%	0.60%	0.45%
5 YR CMT	0.44%	0.00%	0.00%	0.22%
6 MO CMT	0.42%	0.00%	0.00%	0.21%
6 MO LIBOR	31.22%	17.21%	42.88%	36.75%
COFI	6.42%	1.68%	1.11%	3.80%
PRIME	11.56%	0.00%	38.73%	24.63%
FNMA	0.30%	0.00%	0.06%	0.18%
NATLAVG	0.03%	0.00%	0.00%	0.02%

(1) Adjustable Rate Mortgage loans only.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Pool 2 Mortgage Loan Characteristics

As of the Statistical Calculation Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
10,500.00 - 49,999.99	356	$7,292,696.49	2.93%	8.648%	$20,485.10	653	55.37%
50,000.00 - 99,999.99	468	25,939,758.18	10.44	8.731	55,426.83	632	60.91
100,000.00 - 149,999.99	375	40,236,238.76	16.19	8.809	107,296.64	636	64.54
150,000.00 - 199,999.99	213	32,438,231.16	13.05	8.822	152,292.17	641	65.15
200,000.00 - 249,999.99	145	28,866,079.94	11.61	8.619	199,076.41	672	65.18
250,000.00 - 299,999.99	72	17,657,408.55	7.10	8.053	245,241.79	671	70.98
300,000.00 - 349,999.99	61	18,570,069.80	7.47	8.582	304,427.37	664	68.78
350,000.00 - 399,999.99	39	13,276,737.50	5.34	7.744	340,429.17	687	67.67
400,000.00 - 449,999.99	42	16,894,511.46	6.80	8.080	402,250.27	682	70.04
450,000.00 - 499,999.99	18	8,142,061.97	3.28	7.411	452,336.78	697	68.78
500,000.00 - 549,999.99	9	4,429,625.06	1.78	7.842	492,180.56	719	69.91
550,000.00 - 599,999.99	3	1,694,036.09	0.68	8.340	564,678.70	685	54.71
600,000.00 - 649,999.99	14	8,412,025.83	3.38	7.950	600,858.99	669	64.14
650,000.00 - 699,999.99	5	2,863,297.56	1.15	7.486	572,659.51	711	51.39
700,000.00 - 749,999.99	2	1,441,493.51	0.58	7.616	720,746.76	692	87.14
750,000.00 - 799,999.99	2	1,509,085.28	0.61	10.990	754,542.64	619	69.84
800,000.00 - 849,999.99	1	803,432.30	0.32	12.625	803,432.30	710	66.40
900,000.00 - 949,999.99	3	2,726,159.54	1.10	8.410	908,719.85	721	58.84
950,000.00 - 999,999.99	4	3,917,109.55	1.58	7.973	979,277.39	734	76.26
1,100,000.00 - 1,149,999.99	3	3,265,074.10	1.31	6.418	1,088,358.03	738	66.52
1,250,000.00 - 1,299,999.99	2	2,500,000.00	1.01	8.313	1,250,000.00	652	45.59
1,450,000.00 - 1,499,999.99	1	1,463,514.05	0.59	7.625	1,463,514.05	654	69.69
1,500,000.00 - 1,549,999.99	1	1,493,134.26	0.60	12.000	1,493,134.26	622	49.77
2,000,000.00 - 3,125,000.00	1	2,725,000.34	1.10	5.000	2,725,000.34	709	79.56
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Original Principal Balances of the Pool 2 Mortgage Loans are approximately $10,500 and $3,125,000 respectively, and the average is approximately $152,093.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
3,041.19 - 49,999.99	575	$14,204,015.31	5.71%	7.773%	$24,702.64	672	49.51%
50,000.00 - 99,999.99	396	29,143,681.74	11.73	8.503	73,595.16	645	60.38
100,000.00 - 149,999.99	314	38,919,963.51	15.66	9.021	123,948.93	631	65.02
150,000.00 - 199,999.99	188	32,517,635.09	13.08	8.725	172,966.14	648	65.56
200,000.00 - 249,999.99	110	24,478,132.96	9.85	8.860	222,528.48	664	67.85
250,000.00 - 299,999.99	68	18,550,374.11	7.46	8.125	272,799.62	668	71.48
300,000.00 - 349,999.99	58	18,771,228.35	7.55	8.354	323,641.87	662	70.47
350,000.00 - 399,999.99	32	11,986,007.18	4.82	7.552	374,562.72	700	70.38
400,000.00 - 449,999.99	41	17,312,384.67	6.97	8.207	422,253.28	683	69.87
450,000.00 - 499,999.99	13	6,153,978.88	2.48	7.431	473,382.99	693	68.29
500,000.00 - 549,999.99	5	2,587,327.24	1.04	9.356	517,465.45	702	70.30
550,000.00 - 599,999.99	11	6,410,914.56	2.58	8.228	582,810.41	676	57.38
600,000.00 - 649,999.99	6	3,652,137.73	1.47	6.996	608,689.62	683	68.86
650,000.00 - 699,999.99	3	2,024,997.02	0.81	9.421	674,999.01	648	62.89
700,000.00 - 749,999.99	3	2,190,088.85	0.88	8.769	730,029.62	693	82.94
750,000.00 - 799,999.99	1	760,489.94	0.31	10.990	760,489.94	543	64.89
800,000.00 - 849,999.99	1	803,432.30	0.32	12.625	803,432.30	710	66.40
850,000.00 - 899,999.99	1	899,159.54	0.36	9.875	899,159.54	748	59.94
900,000.00 - 949,999.99	2	1,827,000.00	0.74	7.690	913,500.00	707	58.30
950,000.00 - 999,999.99	3	2,912,535.25	1.17	7.834	970,845.08	721	74.62
1,000,000.00 - 1,049,999.99	2	2,028,648.40	0.82	6.608	1,014,324.20	779	70.53
1,100,000.00 - 1,149,999.99	2	2,241,000.00	0.90	7.123	1,120,500.00	716	69.39
1,250,000.00 - 1,299,999.99	2	2,500,000.00	1.01	8.313	1,250,000.00	652	45.59
1,450,000.00 - 1,499,999.99	2	2,956,648.31	1.19	9.834	1,478,324.16	638	59.63
2,000,000.00 - 2,725,000.34	1	2,725,000.34	1.10	5.000	2,725,000.34	709	79.56
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Current Principal Balances of the Pool 2 Mortgage Loans are approximately $3,041 and $2,725,000, respectively, and the average is approximately $135,085.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 3.999	63	$3,160,581.82	1.27%	3.341%	$50,167.97	700	59.37%
4.000 - 4.999	134	14,767,548.92	5.94	4.549	110,205.59	751	58.54
5.000 - 5.999	177	29,213,294.50	11.75	5.380	165,046.86	713	68.76
6.000 - 6.999	185	22,329,715.63	8.98	6.609	120,701.17	696	63.25
7.000 - 7.999	273	36,584,749.97	14.72	7.528	134,010.07	682	69.76
8.000 - 8.999	247	42,082,409.87	16.93	8.402	170,374.13	683	73.27
9.000 - 9.999	412	45,028,136.89	18.12	9.720	109,291.59	607	63.77
10.000 - 10.999	119	17,715,617.82	7.13	10.672	148,870.74	610	65.47
11.000 - 11.999	122	17,258,335.52	6.94	11.694	141,461.77	612	60.24
12.000 - 12.999	85	16,500,655.92	6.64	12.157	194,125.36	612	54.95
13.000 - 13.999	18	3,376,401.50	1.36	13.403	187,577.86	645	55.23
14.000 - 14.900	5	539,332.92	0.22	14.483	107,866.58	635	57.78
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Current Interest Rates of the Pool 2 Mortgage Loans are approximately 1.000 % and 14.900%, respectively, and the weighted average is approximately 8.423%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	108	$11,325,839.77	4.56%	8.502%	$104,868.89	NA	55.37%
500 - 520	79	8,550,218.87	3.44	9.619	108,230.62	510	65.95
521 - 540	85	9,288,021.58	3.74	10.085	109,270.84	532	61.94
541 - 560	105	13,111,426.23	5.28	9.784	124,870.73	551	66.53
561 - 580	127	13,767,866.42	5.54	9.772	108,408.40	572	65.46
581 - 600	118	16,494,266.21	6.64	9.448	139,781.92	590	61.61
601 - 620	116	16,669,592.98	6.71	9.583	143,703.39	611	65.73
621 - 640	137	18,658,648.53	7.51	9.623	136,194.51	628	65.50
641 - 660	121	19,708,590.68	7.93	9.110	162,880.91	651	66.47
661 - 680	107	15,656,671.13	6.30	8.346	146,324.03	669	68.37
681 - 700	129	22,401,244.60	9.01	7.857	173,653.06	692	72.51
701 - 720	112	18,917,130.07	7.61	7.259	168,902.95	711	69.91
721 - 740	106	18,309,175.09	7.37	7.229	172,728.07	729	68.53
741 - 760	99	12,869,910.19	5.18	7.446	129,999.09	751	70.69
761 - 780	91	12,008,423.20	4.83	7.248	131,960.69	769	60.82
781 - 800	89	10,035,045.98	4.04	6.190	112,753.33	790	63.54
801 - 820	84	7,783,658.16	3.13	5.876	92,662.60	809	52.48
821 - 840	27	3,001,051.59	1.21	5.623	111,150.06	827	54.15
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Credit Scores of the Pool 2 Mortgage Loans with Credit Scores are approximately 500 and 840, respectively, and the weighted average is approximately 663.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
5.38 - 10.00	12	$173,309.73	0.07%	6.108%	$14,442.48	644	5.39%
10.01 - 20.00	16	955,271.49	0.38	8.635	59,704.47	622	17.21
20.01 - 30.00	21	2,032,039.78	0.82	6.959	96,763.80	731	23.57
30.01 - 40.00	55	8,099,154.32	3.26	9.417	147,257.35	651	33.96
40.01 - 50.00	115	19,869,693.25	7.99	10.018	172,779.94	645	44.68
50.01 - 60.00	207	29,489,761.86	11.86	9.628	142,462.62	645	54.86
60.01 - 70.00	406	63,128,680.99	25.40	9.382	155,489.36	631	63.54
70.01 - 80.00	499	80,983,416.05	32.58	7.336	162,291.41	694	73.27
80.01 - 90.00	175	18,421,155.32	7.41	8.011	105,263.74	656	79.99
90.01 - 95.00	107	10,778,826.98	4.34	7.141	100,736.70	689	82.08
95.01 - 100.00	187	11,358,930.59	4.57	6.903	60,742.94	682	75.56
100.01 - 105.00	12	898,795.36	0.36	6.430	74,899.61	677	83.98
105.01 - 110.00	7	646,209.85	0.26	6.336	92,315.69	580	81.61
110.01 - 115.00	5	307,119.95	0.12	7.199	61,423.99	673	95.76
115.01 - 120.00	11	871,003.36	0.35	5.531	79,182.12	649	90.61
120.01 - 125.00	4	530,175.76	0.21	8.855	132,543.94	647	112.19
125.01 - 129.29	1	13,236.64	0.01	4.000	13,236.64	678	94.55
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Original Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 5.38% and 129.29%, respectively, and the weighted average is approximately 70.62%.

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1.81 - 10.00	51	$642,844.98	0.26%	5.852%	$12,604.80	700	6.05%
10.01 - 20.00	84	2,231,580.77	0.90	7.112	26,566.44	713	16.33
20.01 - 30.00	96	4,492,189.33	1.81	6.917	46,793.64	724	26.15
30.01 - 40.00	162	14,073,120.96	5.66	8.034	86,871.12	683	36.06
40.01 - 50.00	218	25,974,518.72	10.45	9.242	119,149.17	669	46.15
50.01 - 60.00	268	35,298,193.71	14.20	9.380	131,709.68	651	56.78
60.01 - 70.00	424	64,534,857.48	25.96	9.287	152,204.85	632	65.10
70.01 - 80.00	309	64,676,303.19	26.02	7.232	209,308.42	681	76.86
80.01 - 90.00	156	24,326,970.28	9.79	7.957	155,942.12	671	84.81
90.01 - 95.00	31	4,554,268.65	1.83	7.535	146,911.89	679	93.34
95.01 - 100.00	32	6,790,733.29	2.73	7.974	212,210.42	684	98.18
100.01 - 105.00	2	127,282.36	0.05	5.078	63,641.18	712	101.84
105.01 - 110.00	2	150,796.07	0.06	10.393	75,398.04	718	108.49
110.01 - 115.00	3	288,865.00	0.12	11.096	96,288.33	624	111.92
120.01 - 120.60	2	394,256.49	0.16	10.529	197,128.25	627	120.20
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Current Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 1.81% and 120.60%, respectively, and the weighted average is approximately 65.60%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Delinquency Status	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 29 Days	1,728	$235,867,512.55	94.89%	8.358%	$136,497.40	666	65.86%
30 - 59 Days	112	12,689,268.73	5.11	9.635	113,297.04	598	60.70
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Number of 30-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,340	$185,132,324.83	74.48%	8.417%	$138,158.45	672	64.15%
1	257	37,996,982.79	15.29	8.432	147,848.18	655	69.40
2	45	5,485,140.41	2.21	8.441	121,892.01	634	73.13
3	66	6,484,263.16	2.61	8.260	98,246.41	649	73.71
4	22	2,275,104.18	0.92	9.410	103,413.83	582	70.36
5	17	1,223,537.87	0.49	8.945	71,972.82	586	70.67
6	14	1,721,073.24	0.69	7.899	122,933.80	605	63.26
7	13	1,090,569.56	0.44	8.348	83,889.97	568	70.60
8	15	1,770,889.38	0.71	7.447	118,059.29	586	64.38
9	18	1,885,944.29	0.76	9.159	104,774.68	572	68.93
10	10	933,865.73	0.38	10.068	93,386.57	573	58.77
11	23	2,557,085.84	1.03	7.935	111,177.65	579	70.70
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Number of 60-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,688	$233,776,591.77	94.05%	8.419%	$138,493.24	667	65.38%
1	81	6,750,006.26	2.72	8.627	83,333.41	616	71.62
2	12	1,533,448.99	0.62	8.438	127,787.42	596	71.20
3	13	1,472,018.63	0.59	8.721	113,232.20	589	67.19
4	12	908,173.54	0.37	7.589	75,681.13	607	44.65
5	5	365,870.85	0.15	9.237	73,174.17	545	67.98
6	8	560,042.99	0.23	10.867	70,005.37	540	69.17
7	8	1,825,879.03	0.73	6.762	228,234.88	571	75.20
8	1	36,346.78	0.01	12.875	36,346.78	526	41.78
9	7	604,305.72	0.24	10.327	86,329.39	563	50.36
10	5	724,096.72	0.29	8.435	144,819.34	567	77.51
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Number of 90-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,797	$243,378,286.76	97.92%	8.425%	$135,435.89	665	65.61%
1	16	1,884,761.71	0.76	8.027	117,797.61	577	66.81
2	5	432,974.15	0.17	8.918	86,594.83	567	47.55
3	6	720,606.86	0.29	9.209	120,101.14	568	59.16
4	2	42,457.01	0.02	7.080	21,228.51	546	57.49
5	5	1,195,242.98	0.48	7.666	239,048.60	581	68.14
6	1	68,000.00	0.03	11.250	68,000.00	500	60.71
7	5	306,775.17	0.12	10.146	61,355.03	565	60.86
8	1	22,601.12	0.01	14.490	22,601.12	553	14.13
9	2	505,075.52	0.20	7.892	252,537.76	571	78.65
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Number of 120-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,817	$245,543,630.52	98.79%	8.423%	$135,136.84	664	65.62%
1	7	775,250.13	0.31	9.817	110,750.02	565	47.75
2	2	285,415.76	0.11	6.671	142,707.88	597	51.21
3	5	1,050,033.06	0.42	7.370	210,006.61	581	74.19
4	1	32,873.96	0.01	6.650	32,873.96	620	46.96
5	5	341,901.21	0.14	10.702	68,380.24	543	62.17
7	2	425,001.12	0.17	8.108	212,500.56	575	76.50
8	1	102,675.52	0.04	8.450	102,675.52	553	73.34
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Number of 150-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,824	$246,318,880.65	99.10%	8.427%	$135,043.25	664	65.56%
1	7	1,364,359.78	0.55	7.219	194,908.54	585	68.91
2	1	3,963.00	0.00	3.000	3,963.00	531	11.83
3	5	341,901.21	0.14	10.702	68,380.24	543	62.17
5	1	402,400.00	0.16	7.750	402,400.00	576	80.00
6	1	22,601.12	0.01	14.490	22,601.12	553	14.13
7	1	102,675.52	0.04	8.450	102,675.52	553	73.34
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Number of 180-Day Delinquencies	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,832	$247,687,203.43	99.65%	8.421%	$135,200.44	663	65.58%
1	5	341,901.21	0.14	10.702	68,380.24	543	62.17
3	1	402,400.00	0.16	7.750	402,400.00	576	80.00
5	1	22,601.12	0.01	14.490	22,601.12	553	14.13
6	1	102,675.52	0.04	8.450	102,675.52	553	73.34
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
36 - 59	6	$3,874,350.30	1.56%	6.520%	$645,725.05	714	72.00%
60 - 119	26	5,214,452.64	2.10	7.191	200,555.87	689	56.41
120 - 179	20	2,408,622.77	0.97	6.806	120,431.14	693	49.01
180 - 239	95	9,796,781.09	3.94	7.987	103,124.01	706	53.14
240 - 299	64	4,250,204.35	1.71	9.727	66,409.44	676	65.53
300 - 359	84	8,483,727.27	3.41	8.056	100,996.75	706	62.30
360 - 419	1,519	206,917,723.89	83.25	8.549	136,219.70	655	66.33
420 - 480	26	7,610,918.97	3.06	7.560	292,727.65	707	73.78
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Original Terms to Maturity of the Pool 2 Mortgage Loans are approximately 36 months and 480 months, respectively, and the weighted average is approximately 340 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 60	145	$10,578,588.82	4.26%	6.691%	$72,955.78	701	57.26%
61 - 120	257	11,145,201.96	4.48	7.065	43,366.54	714	41.55
121 - 180	201	18,079,159.85	7.27	7.567	89,946.07	711	51.78
181 - 240	88	9,179,655.46	3.69	8.746	104,314.27	655	63.09
241 - 300	198	16,763,524.40	6.74	8.887	84,664.26	662	70.01
301 - 360	930	176,333,027.97	70.94	8.666	189,605.41	652	68.36
361 - 479	21	6,477,622.82	2.61	7.719	308,458.23	694	76.01
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Remaining Terms to Maturity of the Pool 2 Mortgage Loans are approximately 1 month and 479 months, respectively, and the weighted average is approximately 300 months.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 59	1,061	$207,875,115.55	83.63%	8.581%	$195,923.77	659	67.73%
60 - 119	236	15,499,050.86	6.24	8.461	65,673.94	647	68.57
120 - 179	98	5,897,318.85	2.37	7.574	60,176.72	655	54.37
180 - 239	174	11,376,409.58	4.58	7.187	65,381.66	730	47.93
240 - 299	217	7,233,342.26	2.91	6.599	33,333.37	714	38.63
300 - 349	54	675,544.18	0.27	6.789	12,510.08	719	26.59
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

The minimum and the maximum Seasoning of the Pool 2 Mortgage Loans are approximately 0 months and 349 months, respectively, and the weighted average is approximately 40 months.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Florida	501	$70,360,255.09	28.31%	9.335%	$140,439.63	630	63.66%
California	204	41,558,258.61	16.72	8.159	203,716.95	686	64.55
New Jersey	106	19,588,682.80	7.88	9.975	184,798.89	642	57.20
Texas	240	15,244,159.78	6.13	7.805	63,517.33	659	71.72
New York	55	9,708,791.21	3.91	8.761	176,523.48	662	57.05
Massachusetts	32	8,346,000.94	3.36	6.404	260,812.53	701	67.51
Arizona	41	8,096,105.29	3.26	8.308	197,465.98	689	67.75
Colorado	23	7,332,746.77	2.95	6.959	318,815.08	709	75.32
Georgia	55	5,931,079.62	2.39	8.454	107,837.81	629	71.12
Pennsylvania	100	5,733,557.75	2.31	7.986	57,335.58	690	69.23
Illinois	35	4,509,107.63	1.81	6.760	128,831.65	702	71.81
Maryland	22	4,406,733.98	1.77	7.414	200,306.09	677	62.29
Nevada	18	4,290,341.50	1.73	7.036	238,352.31	689	79.86
Michigan	36	4,036,923.69	1.62	7.148	112,136.77	691	68.99
Virginia	23	3,735,391.16	1.50	7.711	162,408.31	676	74.50
Ohio	35	3,632,098.15	1.46	8.004	103,774.23	668	70.24
South Carolina	22	3,349,702.23	1.35	7.929	152,259.19	715	56.84
North Carolina	18	3,076,287.10	1.24	8.054	170,904.84	657	69.42
Tennessee	30	2,951,353.67	1.19	8.958	98,378.46	592	67.60
Connecticut	15	2,866,833.44	1.15	8.254	191,122.23	653	70.65
Other	229	19,802,370.87	7.97	7.531	86,473.24	679	67.33
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

No more than approximately 1.15% % of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Refinance With Cash Out	634	$102,878,796.01	41.39%	9.641%	$162,269.39	633	61.03%
Purchase	824	99,211,798.60	39.92	7.634	120,402.67	682	71.72
Refinance No Cash Out	380	46,216,836.85	18.59	7.396	121,623.25	687	62.38
Rehab	2	249,349.82	0.10	10.370	124,674.91	716	110.85
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	1,802	$238,876,883.57	96.11%	8.513%	$132,562.09	661	65.54%
Balloon	38	9,679,897.71	3.89	6.216	254,734.15	709	66.91
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Adjustable-Rate	1,605	$221,215,621.66	89.00%	8.844%	$137,829.05	656	65.68%
Fixed-Rate	235	27,341,159.62	11.00	5.016	116,345.36	719	64.94
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	1,752	$237,988,065.19	95.75%	8.470%	$135,837.94	662	64.58%
Conventional Insured	80	9,860,154.84	3.97	7.444	123,251.94	691	89.17
Uninsured FHA	6	420,045.57	0.17	6.080	70,007.60	665	77.04
FMHA	1	185,345.93	0.07	5.190	185,345.93	682	99.43
Corporate Borrower	1	103,169.75	0.04	9.750	103,169.75	771	50.33
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	1,281	$163,182,253.04	65.65%	8.382%	$127,386.61	655	65.68%
PUD	118	28,677,772.77	11.54	7.991	243,031.97	669	72.24
Condo	246	28,367,315.94	11.41	7.856	115,314.29	686	65.36
Single Family (Other)*	126	18,276,905.44	7.35	10.467	145,054.81	681	56.93
2 to 4 Family	69	10,052,534.09	4.04	8.206	145,688.90	685	61.73
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

* Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	1,422	$190,198,963.46	76.52%	8.486%	$133,754.55	654	65.82%
Investment	340	38,949,558.25	15.67	8.753	114,557.52	687	64.01
Second Home	78	19,408,259.57	7.81	7.150	248,823.84	706	66.57
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	636	$118,627,823.38	47.73%	9.372%	$186,521.73	646	66.37%
Limited Documentation	310	50,286,688.80	20.23	7.890	162,215.13	659	65.80
Full Documentation	709	49,162,586.64	19.78	7.318	69,340.74	689	59.95
Alternative	131	20,738,241.12	8.34	6.900	158,307.18	691	72.07
No Income Verified	52	9,656,753.17	3.89	8.456	185,706.79	688	70.06
No Assets Verified	2	84,688.17	0.03	6.826	42,344.09	672	53.23
Total:	1,840	$248,556,781.28	100.00%	8.423%	$135,085.21	663	65.60%

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 YR CMT	516	$56,899,339.81	25.72%	7.751%	$110,270.04	698	68.69%
PRIME	394	54,474,473.83	24.63	10.418	138,260.09	609	59.97
6 MO LIBOR	388	81,292,607.81	36.75	9.405	209,517.03	637	69.33
COFI	177	8,411,066.43	3.80	6.460	47,520.15	746	42.54
1 YR LIBOR	55	16,345,524.40	7.39	6.225	297,191.35	706	70.94
3 YR CMT	26	986,113.29	0.45	6.730	37,927.43	654	47.42
5 YR CMT	14	491,608.14	0.22	6.583	35,114.87	746	50.89
6 MO CMT	12	473,973.66	0.21	7.478	39,497.81	728	39.32
FNMA	10	403,130.13	0.18	6.763	40,313.01	692	49.94
1 MO LIBOR	9	1,349,396.92	0.61	7.899	149,932.99	736	64.60
3 MO CMT	2	53,145.23	0.02	7.229	26,572.62	671	41.53
NATLAVG	2	35,242.01	0.02	4.848	17,621.01	665	29.24
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1	96	$21,877,591.70	9.89%	8.254%	$227,891.58	710	74.69%
6	450	89,157,656.15	40.30	9.478	198,128.12	644	67.75
12	957	107,286,274.57	48.50	8.494	112,106.87	653	62.76
24	9	316,742.28	0.14	6.697	35,193.59	644	42.88
36	73	1,898,336.98	0.86	6.840	26,004.62	694	38.88
60	20	679,019.98	0.31	6.585	33,951.00	725	50.38
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
-0.375 - -0.001	2	$51,799.19	0.02%	5.476%	$25,899.60	697	29.89%
No Margin	126	3,598,744.02	1.63	6.300	28,561.46	714	39.98
0.001 - 1.000	16	540,492.38	0.24	7.214	33,780.77	678	50.37
1.001 - 2.000	34	3,670,935.87	1.66	7.418	107,968.70	693	56.28
2.001 - 3.000	442	64,071,881.78	28.96	7.056	144,959.01	704	66.82
3.001 - 4.000	387	52,180,462.11	23.59	8.671	134,833.24	660	68.52
4.001 - 5.000	278	38,328,726.39	17.33	9.925	137,873.12	610	62.74
5.001 - 6.000	84	17,412,929.31	7.87	9.624	207,296.78	643	68.93
6.001 - 7.000	155	27,784,616.09	12.56	11.120	179,255.59	601	62.13
7.001 - 8.000	61	10,830,195.54	4.90	10.046	177,544.19	655	73.94
8.001 - 9.000	12	1,887,841.68	0.85	11.539	157,320.14	605	58.67
9.001 - 10.000	6	633,434.54	0.29	12.575	105,572.42	586	56.83
10.001 - 11.400	2	223,562.76	0.10	10.395	111,781.38	554	61.59
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

The minimum and the maximum Gross Margins of the Adjustable Rate Pool 2 Mortgage Loans are approximately -0.375 % and 11.400%, respectively, and the weighted average is approximately 4.207%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	388	$42,587,098.28	19.25%	9.863%	$109,760.56	597	59.26%
6.800 - 7.999	1	101,486.91	0.05	6.800	101,486.91	724	74.62
8.000 - 8.999	2	638,640.13	0.29	2.924	319,320.07	754	71.62
9.000 - 9.999	67	21,079,988.49	9.53	7.408	314,626.69	722	75.48
10.000 - 10.999	41	8,963,917.17	4.05	6.138	218,632.13	720	70.38
11.000 - 11.999	47	10,434,647.74	4.72	6.272	222,013.78	676	70.48
12.000 - 12.999	136	25,703,558.96	11.62	7.285	188,996.76	682	71.20
13.000 - 13.999	176	25,234,379.22	11.41	7.754	143,377.15	696	68.64
14.000 - 14.999	193	23,661,408.00	10.70	8.384	122,597.97	669	69.06
15.000 - 15.999	171	13,929,662.98	6.30	9.247	81,460.02	645	66.76
16.000 - 16.999	121	12,113,523.77	5.48	10.151	100,111.77	633	62.63
17.000 - 17.999	106	13,806,650.76	6.24	11.137	130,251.42	621	57.59
18.000 - 18.999	111	18,725,807.60	8.46	11.758	168,700.97	604	56.75
19.000 - 19.999	26	3,249,384.57	1.47	12.234	124,976.33	648	56.70
20.000 - 25.000	19	985,467.08	0.45	10.644	51,866.69	707	68.38
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%
The minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Pool 2 Mortgage Loans with a Maximum Rate are approximately 6.800% and 25.000%, respectively, and the weighted average is approximately 14.117%.

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	75	$2,515,116.51	1.14%	5.281%	$33,534.89	725	39.98%
0.250 - 0.999	14	478,477.35	0.22	6.618	34,176.95	679	46.48
1.000 - 1.999	14	2,696,714.43	1.22	7.396	192,622.46	713	55.80
2.000 - 2.999	314	49,341,739.39	22.30	6.833	157,139.30	702	68.04
3.000 - 3.999	202	36,926,592.36	16.69	7.636	182,804.91	707	71.99
4.000 - 4.999	97	6,924,714.53	3.13	8.019	71,388.81	669	67.35
5.000 - 5.999	118	16,110,384.14	7.28	9.522	136,528.68	653	62.75
6.000 - 6.999	157	20,414,181.63	9.23	10.871	130,026.63	614	61.22
7.000 - 7.999	84	13,212,877.38	5.97	9.035	157,296.16	612	69.25
8.000 - 8.999	79	11,878,324.41	5.37	9.088	150,358.54	650	71.19
9.000 - 9.999	191	20,388,939.19	9.22	9.939	106,748.37	606	63.55
10.000 -14.490	260	40,327,560.34	18.23	10.915	155,106.00	606	60.93
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

The minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Pool 2 Mortgage Loans with a Minimum Rate are approximately 0.250% and 14.490%, respectively, and the weighted average is approximately 6.216%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 6	686	$76,569,785.26	34.61%	8.826%	$111,617.76	657	66.10%
7 - 12	499	53,141,823.59	24.02	8.945	106,496.64	645	60.81
13 - 18	88	16,023,714.11	7.24	7.042	182,087.66	684	66.07
19 - 24	154	31,455,822.89	14.22	10.666	204,258.59	625	61.81
25 - 30	17	1,973,630.19	0.89	6.838	116,095.89	638	73.40
31 - 36	35	4,804,618.46	2.17	8.782	137,274.81	643	80.55
37 - 42	13	2,236,771.04	1.01	6.893	172,059.31	704	70.76
43 - 48	15	4,043,795.42	1.83	7.154	269,586.36	673	77.46
49 - 54	36	8,816,130.76	3.99	7.621	244,892.52	697	75.74
55 - 60	62	22,149,529.94	10.01	8.568	357,250.48	678	70.52
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Pool 2 Mortgage Loans are approximately 1 month and 60 months, respectively, and the weighted average is approximately 18 months.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	560	$69,567,471.01	31.45%	9.288%	$124,227.63	638	64.37%
0.500 - 0.749	4	116,012.36	0.05	9.302	29,003.09	725	38.87
0.750 - 0.999	1	61,798.48	0.03	6.625	61,798.48	783	25.33
1.000 - 1.249	259	46,649,686.47	21.09	8.945	180,114.62	653	70.20
1.500 - 1.749	78	6,241,282.44	2.82	9.662	80,016.44	604	69.70
1.750 - 7.500	703	98,579,370.90	44.56	8.433	140,226.70	673	64.26
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

The minimum and the maximum Periodic Caps of the Adjustable Rate Pool 2 Mortgage Loans with Periodic Caps are approximately 0.500% and 7.500%, respectively, and the weighted average is approximately 1.739%.

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
No Initial Periodic Cap	29	$5,284,080.50	2.39%	10.156%	$182,209.67	645	57.85%
0.500 - 0.749	4	116,012.36	0.05	9.302	29,003.09	725	38.87
0.750 - 0.999	1	61,798.48	0.03	6.625	61,798.48	783	25.33
1.000 - 1.249	598	66,554,993.76	30.09	9.341	111,295.98	631	61.74
1.500 - 1.749	40	1,318,374.70	0.60	8.341	32,959.37	654	55.06
2.000 - 2.249	614	72,251,080.68	32.66	9.158	117,672.77	664	61.91
2.250 - 2.499	1	28,041.68	0.01	9.000	28,041.68	624	38.95
2.500 - 2.749	3	44,807.13	0.02	6.009	14,935.71	717	39.53
2.750 - 2.999	1	3,504.92	0.00	7.500	3,504.92	805	10.01
3.000 - 3.249	150	28,798,226.59	13.02	8.756	191,988.18	636	73.80
3.500 - 3.749	1	101,486.91	0.05	6.800	101,486.91	724	74.62
4.000 - 4.249	3	2,062,466.87	0.93	7.318	687,488.96	723	57.73
5.000 - 15.000	160	44,590,747.08	20.16	7.592	278,692.17	690	74.19
Total:	1,605	$221,215,621.66	100.00%	8.844%	$137,829.05	656	65.68%

The minimum and the maximum Initial Periodic Caps of the Adjustable Rate Pool 2 Mortgage Loans with Initial Periodic Caps are approximately 0.500 % and 15.000%, respectively, and the weighted average is approximately 2.651%.

ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-A

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
3 - 19	6	$540,832.94	1.11%	9.873%	$90,138.82	677	79.67%
20 - 25	38	9,485,336.89	19.46	10.646	249,614.13	618	58.00
32 - 37	7	1,845,840.93	3.79	5.600	263,691.56	688	83.71
44 - 49	4	3,454,000.34	7.08	6.686	863,500.09	709	71.55
50 - 55	1	223,300.00	0.46	5.295	223,300.00	699	70.00
56 - 61	41	12,436,237.11	25.51	8.202	303,322.86	651	66.25
116 - 121	62	20,550,415.77	42.15	7.874	331,458.32	681	77.12
176 - 181	1	169,091.00	0.35	7.750	169,091.00	540	89.99
182 - 360	1	45,927.24	0.09	7.625	45,927.24	739	45.93
Total:	161	$48,750,982.22	100.00%	8.337%	$302,801.13	662	70.49%

The minimum and the maximum Original Interest Only Terms of the Pool 2 Mortgage Loans with Interest Only Terms are approximately 3 months and 360 months, respectively, and the weighted average is approximately 77 months.

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired Interest Only Term	5	$990,055.76	2.03%	7.404%	$198,011.15	668	77.30%
2 - 6	5	1,221,533.29	2.51	6.425	244,306.66	657	77.76
7 - 12	16	2,653,100.45	5.44	9.672	165,818.78	604	63.32
13 - 18	4	1,324,687.68	2.72	10.875	331,171.92	564	59.93
19 - 24	19	5,230,633.58	10.73	11.188	275,296.50	652	56.38
25 - 30	3	557,630.98	1.14	7.234	185,876.99	585	79.56
31 - 36	2	706,516.64	1.45	5.389	353,258.32	589	79.99
37 - 42	1	2,725,000.34	5.59	5.000	2,725,000.34	709	79.56
43 - 48	6	1,775,666.62	3.64	9.099	295,944.44	719	64.22
49 - 54	18	4,309,930.47	8.84	7.478	239,440.58	679	77.78
55 - 60	18	6,490,792.40	13.31	9.138	360,599.58	632	54.49
73 - 78	4	1,131,557.38	2.32	5.045	282,889.35	779	80.55
85 - 90	1	45,927.24	0.09	7.625	45,927.24	739	45.93
97 - 102	3	599,780.42	1.23	7.898	199,926.81	664	79.99
103 - 108	3	1,616,553.39	3.32	6.929	538,851.13	650	77.61
109 - 114	15	3,464,533.20	7.11	7.816	230,968.88	684	77.73
115 - 120	37	13,737,991.38	28.18	8.232	371,297.06	676	76.50
121 - 165	1	169,091.00	0.35	7.750	169,091.00	540	89.99
Total:	161	$48,750,982.22	100.00%	8.337%	$302,801.13	662	70.49%

The minimum and the maximum Remaining Interest Only Term of the Pool 2 Mortgage Loans with Interest Only Terms are approximately 2 months and 165 months, respectively, and the weighted average is approximately 68 months.

ABS Syndicate Desk (212) 834-4154